As filed with the Securities and Exchange Commission on April 18, 2008
                                                                                                                                                                                File No. 333-149008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KBL ACQUISITION CORP. IV

(Exact name of registrant as specified in its charter)

Delaware	6770	26-1190102
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

380 Lexington Avenue, 31st Floor
New York, New York 10168
(212) 319-5555

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Marlene Krauss, Chief Executive Officer
380 Lexington Avenue, 31st Floor
New York, New York 10168
(212) 319-5555

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 – Facsimile	Ann F. Chamberlain, Esq. Bingham McCutchen LLP 399 Park Avenue New York, New York 10022 (212) 705-7000 (212) 752-5378 – Facsimile

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer’’ and ‘‘smaller reporting company’’ in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus
Subject to Completion,dated                  , 2008

PROSPECTUS

$150,000,000

KBL ACQUISITION CORP. IV

15,000,000 UNITS

KBL Acquisition Corp. IV is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more operating businesses. We will have 24 months (or 30 months if a definitive agreement with respect to a proposed business combination has been executed within 24 months) after the date of this prospectus to effect our business combination. If we fail to do so we will dissolve as promptly as practicable and liquidate and distribute to our public stockholders, as part of our plan of distribution, our net assets, including the net proceeds of this offering held in the trust account described in this prospectus. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we intend to focus our efforts on acquiring an operating business in the healthcare or consumer industries. We do not have any specific business combination under consideration, and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction, or taken any direct or indirect measures to locate any specific acquisition target.

This is an initial public offering of our securities. We are offering 15,000,000 units. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant. Each whole warrant entitles the holder to purchase one share of our common stock at a price of $7.50. Each warrant will become exercisable on the later of the completion of our initial business combination and one year after the date of this prospectus, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. The warrants will expire four years after the date of this prospectus, unless earlier redeemed.

We have also granted the underwriters for this offering a 30-day option to purchase up to an additional 2,250,000 units to cover over-allotments, if any.

Our officers, directors and certain of our special advisors and initial stockholders have committed to purchase from us an aggregate of 3,350,000 warrants at $1.00 per warrant (for a total purchase price of $3,350,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. We refer to these warrants as the ‘‘private placement warrants’’ throughout this prospectus. All of the proceeds we receive from this private placement will be deposited in the trust account described below. The terms of the private placement warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the private placement warrants will be exercisable on a cashless basis so long as they are still held by such individuals or their permitted transferees. The purchasers of the private placement warrants have agreed that such warrants will not be sold or transferred by them until after we have completed our initial business combination.

Currently, there is no public market for our units, common stock or warrants. We have applied to have our units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, we anticipate that the units will be listed under the symbol ‘‘KBA.U’’ on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our filing a current report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols ‘‘KBA’’ and ‘‘KBA.WS,’’ respectively. We cannot assure you, however, that our securities will be listed or will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See ‘‘Risk Factors’’ beginning on page 24 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$150,000,000
Underwriting discounts and commissions(1)	$0.70	$10,500,000
Proceeds, before expenses, to us	$9.30	$139,500,000

(1)	Includes $0.375 per unit, or $5,625,000 in the aggregate ($6,468,750 if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in the trust account described below. These funds will be released to the underwriters only upon consummation of our initial business combination, as described in this prospectus.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about        , 2008. Of the proceeds we receive from this offering and the sale of the private placement warrants as described in this prospectus, approximately $147,750,000 in the aggregate, or approximately $9.85 per unit ($169,518,750 million or $9.83 per unit if the underwriters’ over-allotment option is exercised in full) sold in this offering, will be deposited into the trust account, of which $5,625,000 million is attributable to the deferred underwriters’ discounts and commissions, at JPMorgan Chase NY Bank, with Continental Stock Transfer & Trust Company, as trustee.

Citi
Lazard Capital Markets	EarlyBirdCapital, Inc.

                    , 2008

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under ‘‘Risk Factors’’ and our financial statements and the related notes, before investing. Unless otherwise stated in this prospectus:

•	references to ‘‘we, ‘‘ ‘‘us’’ or ‘‘our company’’ refer to KBL Acquisition Corp. IV;

•	‘‘initial stockholders’’ means all of those persons who owned shares of our common stock prior to the completion of this offering, including all of our officers and directors;

•	‘‘initial shares’’ means the 4,312,500 shares of common stock that our initial stockholders purchased from us for $25,000 in October 2007;

•	‘‘private placement warrants’’ means the 3,350,000 warrants we are selling in a private placement to our officers, directors and certain of our special advisors and initial stockholders simultaneously with the consummation of this offering;

•	‘‘public stockholders’’ means the holders of the shares of common stock that are part of the units being sold in this public offering (whether they are purchased in the public offering or in the aftermarket), including any of our initial stockholders to the extent that they hold such shares;

•	‘‘our initial business combination’’ as used in this prospectus means our initial merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more operating businesses; and

•	the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Company

We are a blank check company organized under the laws of the State of Delaware on October 4, 2007. We were formed for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more operating businesses. To date, our efforts have been limited to organizational activities. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we intend to focus our efforts on acquiring an operating business in the healthcare or consumer industries.

Our management has experience investing in, acquiring and operating healthcare and consumer companies with a long-term approach to growth and value creation. In addition, our team has a successful track record in raising capital, sourcing deal flow, and executing transactions for specified purpose acquisition companies, or SPACs.

Our team has successfully closed two SPAC transactions and raised its third SPAC in an initial public offering in July 2007. In its first SPAC transaction, our team consummated a $17.3 million IPO in April 1993 and completed a merger with Concord Health Group, a regional operator of assisted living and long-term care facilities in April 1994. Concord was sold to The Multicare Companies in February 1996 for $114 million in cash. In its second SPAC transaction, our team consummated a $55.2 million IPO and completed a merger with Summer Infant, a profitable and growing baby products manufacturer in March 2007. Summer Infant is currently publicly traded on NASDAQ under the ticker symbol SUMR. Our team’s third SPAC, KBL Healthcare Acquisition Corp. III, or KBL III, consummated a $138.0 million IPO in July 2007 and is currently seeking a target in the healthcare and healthcare related sectors.

Areas of Focus

Although our efforts in identifying a prospective target business will not be limited to a particular industry, we intend to focus on opportunities that fall into the following two broadly defined sectors:

•	Healthcare

•	Consumer products and services

Our efforts in identifying a prospective target business will not be limited to a particular geographic region, although we initially intend to focus our search for a target business in the U.S.

Healthcare.    The healthcare industry constitutes a large and growing segment of the United States economy. According to the Centers for Medicare and Medicaid Services, the Department of Health and Human Services, or HHS, has found that healthcare expenditures in the United States have increased consistently during the previous 26 years, rising from $253.9 billion in 1980 to a projected $2,262.3 billion in 2007. HHS also found that national healthcare spending, expressed as a percentage of U.S. gross domestic product, or GDP, increased from 9.1% in 1980 to an estimated 16.2% in 2007. HHS expects that the healthcare industry will continue to grow both in absolute dollars and as a percentage of GDP and projects that by the year 2016, healthcare expenditures in the United States could increase to as much as $4,136.9 billion, or 19.6% of GDP. The substantial growth in national healthcare spending has had, and management expects it to continue to have, an impact on every major sector of the healthcare industry. We will consider opportunities within the healthcare industry that include, but are not limited to, healthcare services, medical devices, healthcare information technology, specialty pharmaceuticals and diagnostics.

Consumer.    According to the U.S. Department of Commerce, Bureau of Economic Analysis, personal consumption expenditures amounted to $36.9 trillion in 2006, representing approximately 70% of GDP. The consumer products and services industry provides numerous opportunities to target businesses with established brands, leading market positions and strong growth potential. We believe that consumer companies will continue to provide attractive investment opportunities through their successful efforts to capture consumer attention with products and services that maximize convenience and quality. We will focus on those companies that can build a lasting relationship with the consumer that yields predictable recurring revenue and significant growth potential. We believe that there are many companies whose brands are undervalued and underleveraged due to such factors as: early stage of commercialization; a regional marketing and distribution focus; and inadequate adoption of emerging technology, marketing methods and newer high growth distribution channels such as the Internet. We will consider opportunities within the consumer industry that include, but are not limited to, branded consumer products, food and beverages, apparel, footwear and accessories, personal care, retail, direct marketing, consumer Internet, restaurants, hospitality, consumer marketing services and consumer services.

We also believe that there are opportunities in consumer-driven healthcare businesses where we can leverage our team’s expertise and experience in both the healthcare and consumer sectors. Representative opportunities that intersect healthcare and consumer sectors include, but are not limited to, consumer health plans, branded over-the-counter products, healthy food alternatives, aesthetic products and services, nutraceuticals, consumer health websites, and retail opportunities in health clinics, optical, dental, medical products, health supplements and outpatient procedures.

Management

We believe that the skills and experience of our executive officers will be crucial to successfully consummating our initial business combination. Our executive officers and directors have extensive collective experience in the healthcare and consumer industries and a proven track record as clinicians, advisors, acquirers, operators, and sellers of public and private healthcare and consumer companies. Our team includes:

•	Zachary Berk, O.D., our Chairman of the Board, is a managing director of KBL Healthcare Ventures, a venture capital firm, which Dr. Berk co-founded in August 1991. This will be the fourth blank check company that Dr. Berk has co-founded and managed. Dr. Berk is the husband of Dr. Krauss.

•	Marlene Krauss, M.D., our Chief Executive Officer, Secretary and Director, is a managing director of KBL Healthcare Ventures, which Dr. Krauss co-founded in August 1991. She has been a business partner with Dr. Berk for over 16 years. This will be the fourth blank check company that Dr. Krauss has co-founded and managed. Dr. Krauss is the wife of Dr. Berk.

•	Michael Kaswan, our Chief Operating Officer and Director, is a managing director of KBL Healthcare Ventures, where he has been employed since November 1998. He has been a business partner with Dr. Berk and Dr. Krauss for over nine years. This will be the third blank check company with which Mr. Kaswan has been involved.

•	Andrew Sherman, our Executive Vice President, has also acted as a consultant to KBL III since August 2007. Mr. Sherman has over 11 years of investment banking experience in mergers and acquisition and capital raising across a variety of sectors including retail, consumer products, direct marketing, consumer Internet, healthcare, industrials and media. This will be the second blank check company with which Mr. Sherman has been involved.

•	Elijah W. Berk, our Executive Vice President, has also been a non-executive Vice President of KBL III since July 2007. He is also Vice President of KBL Healthcare Management, Inc.

Our executive officers, directors and special advisors have built and maintain extensive networks of relationships that we plan to use to identify and generate acquisition opportunities. These relationships include, among other sources, executives and board members at public and private companies, private equity and venture capital firms, investment bankers, consultants, business brokers, attorneys and accountants.

Private Placements

Prior to the date of this prospectus, we issued 4,312,500 shares of our common stock to our initial stockholders for an aggregate of $25,000 in cash, at a purchase price of approximately $0.006 per share. This includes an aggregate of up to 562,500 shares that are subject to forfeiture by our initial stockholders to the extent that the over-allotment option is not exercised by the underwriters in full. The initial stockholders will be required to forfeit only a number of shares of common stock necessary to maintain a collective 20% ownership interest in our common stock by our initial stockholders after giving effect to this offering and exercise, if any, of the underwriters’ over-allotment option (assuming no purchases by our initial stockholders in the offering or the aftermarket).

In addition, our officers, directors and certain of our special advisors and initial stockholders have agreed to purchase from us 3,350,000 private placement warrants at $1.00 per warrant (for a total purchase price of $3,350,000). The purchasers are obligated to purchase such warrants from us on a private placement basis simultaneously with the consummation of this offering. The purchasers will use their own funds to purchase the private placement warrants and will not borrow any funds to make these purchases. The terms of the private placement warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the private placement warrants may be exercised on a cashless basis so long as they are still held by such purchasers or their permitted transferees. The purchasers of the private placement warrants have agreed not to sell or otherwise transfer them until after we have completed our initial business combination. In the event of a liquidation prior to our initial business combination, the private placement warrants will expire worthless.

Our principal executive offices are located at 380 Lexington Avenue, 31st Floor, New York, New York 10168 and our telephone number is (212) 319-5555.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the ‘‘Securities Act’’). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled ‘‘Risk Factors’’ beginning on page 22 of this prospectus.

Securities offered:	15,000,000 units, at $10.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin trading separately on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. The units will continue to trade along with the common stock and warrants after the units are separated. Holders will need to have their brokers contact our transfer agent in order to separate the units into common stock and warrants.

In no event will separate trading of the common stock and warrants begin until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file this Current Report on Form 8-K promptly after the consummation of this offering, which is anticipated to take place on the third business day after the date the units begin trading. If the over-allotment option is exercised and closed after our initial filing of a Current Report on Form 8-K, we will file a second or amended Current Report on Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option.

Units:

Number outstanding before this offering	0

Number to be outstanding after this offering	15,000,000

Common stock:

Number outstanding before this offering	4,312,500 shares[1]

Number to be outstanding after this offering	18,750,000 shares[2]

Warrants:

Number outstanding before this offering	0

Number to be sold in the private placement	3,350,000 warrants

Number to be outstanding after this offering and the private placement	18,350,000 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$7.50 per share

Exercise period	The warrants will become exercisable on the later of:

•	the consummation of our initial business combination, and

•	one year after the date of this prospectus.

However, the warrants will only be exercisable if a registration statement under the Securities Act relating to the common stock issuable upon exercise of the warrants is effective and current. We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of thewarrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed.

The warrants will expire at 5:00 p.m., New York City time, four years after the date of this prospectus, or earlier upon

[1]	This number includes an aggregate of up to 562,500 shares of common stock that are subject to forfeiture by our initial stockholders to the extent that the over-allotment option is not exercised in full by the underwriters. The initial stockholders will be required to forfeit only a number of shares of common stock necessary to maintain a collective 20% ownership interest in our common stock after giving effect to this offering and exercise, if any, of the underwriters’ over-allotment option.
[2]	Assumes the over-allotment option has not been exercised and an aggregate of 562,500 shares of common stock have been forfeited by our initial stockholders.

redemption. Upon the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account, except that if called for redemption, the private placement warrants may be exercised for cash or on a cashless basis and the warrants included in the units offered hereby must be exercised on a cashless basis if we so elect, as described in this prospectus.

Redemption:	We may redeem the outstanding warrants (including the private placement warrants) at any time when the warrants are exercisable:

•	in whole and not in part,

•	at a price of $0.01 per warrant,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•	if, and only if, the last reported sales price of our common stock on the American Stock Exchange, or other principal market on which our common stock may be traded, equals or exceeds $13.75 per share for any 20 trading days within a 30 trading-day period ending three business days before we send the notice of redemption.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and a prospectus is available for use throughout the 30-day redemption period.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a ‘‘cashless basis,’’ although the public stockholders are not eligible to do so at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Reasons for redemption limitations:	We have established the above conditions to our exercise of redemption rights to:

•	provide warrant holders with adequate notice of redemption;

•	permit redemption only after the then-prevailing common stock price is substantially above the warrant exercise price; and

•	ensure a sufficient differential between the then-prevailing common stock price and the warrant exercise price exists so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $13.75 trigger price, as well as the $7.50 warrant exercise price, after the redemption notice is issued.

Initial shares:	In October 2007, our initial stockholders purchased 4,312,500 shares of our common stock for an aggregate purchase price of $25,000. The initial shares are identical to the shares included in the units being sold in this offering, except that:

•	up to an aggregate of 562,500 initial shares are subject to forfeiture by our initial stockholders to the extent that the over-allotment option is not exercised in full by the underwriters;

•	the initial shares will be placed in an escrow account described below and are subject to the transfer restrictions described below;

•	the initial stockholders have agreed to vote the initial shares in the same manner as a majority of the shares of our common stock voted by the public stockholders in connection with the vote required to approve our initial business combination;

•	the initial stockholders will not be able to exercise conversion rights (as described below) with respect to the initial shares;

•	the initial stockholders have agreed to vote the initial shares in favor of our dissolution and liquidation if we fail to consummate a business combination within 24 months (or 30 months if a definitive agreement with respect to a proposed business combination has been executed within 24 months) after the date of this prospectus; and

•	the initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the initial shares if we fail to consummate a business combination.

Private placement warrants:	Our officers, directors and certain of our special advisors and initial stockholders have agreed to purchase from us 3,350,000 private placement warrants at $1.00 per warrant (for a total purchase price of $3,350,000) on a private placement basis simultaneously with the consummation of this offering. The purchasers will use their own funds to purchase the private placement warrants and will not borrow any funds to make these purchases. The terms of the private placement warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the private placement warrants may be exercised on a cashless basis so long as they are held by the original purchasers of the private placement warrants or their permitted transferees.

The proceeds from the sale of the private placement warrants will be added to the proceeds from this offering to be held in the trust account pending the consummation of our initial business combination. If we do not consummate an initial business combination within 24 months (or 30 months if a definitive agreement with respect to a proposed business combination has been executed within 24 months) after the date of this prospectus, then the $3,350,000 purchase price for the private placement warrants will become part of any liquidating distribution to our public stockholders following our dissolution and liquidation and the private placement warrants will expire worthless.

Transfer restrictions:	All of the initial shares will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. Subject to the exceptions described below, the initial shares will be held in escrow until 180 days after the consummation of our initial business combination. A portion of the securities will be released from escrow earlier than described above if, and to the extent, the underwriters’ over-allotment is not exercised in full and up to 562,500 initial shares are forfeited in order to maintain a collective 20% ownership interest by our initial stockholders (assuming no purchases by our initial stockholders in the offering).

All of the initial shares will be released from escrow earlier than as described above if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30 trading-day period commencing 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Our initial stockholders have agreed, subject to the exceptions described in this prospectus, not to sell or otherwise transfer any of the initial shares until they are released from escrow (as described under ‘‘Principal Stockholders – Transfers by Our Initial Stockholders and Holders of Our Private Placement Warrants’’). We refer to such restrictions, as well as the transfer restrictions applicable to the private placement warrants described below, as the ‘‘transfer restrictions’’ throughout this prospectus. In addition, the initial stockholders are entitled to registration rights with respect to the initial shares under an agreement to be signed on or before the date of this prospectus.

If the size of the offering is increased or decreased, a stock dividend or a repurchase of the shares of common stock held by our initial stockholders, as applicable, would be effected so that the number of shares of common stock owned by our initial stockholders after this offering will be equal to 20% of the total number of shares outstanding after this offering (assuming no purchases by our initial stockholders in the offering). Such an increase in offering size will also result in a proportionate increase in the amount of interest we may withdraw from the trust account, as described below.

Right of first review:	In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of Drs. Berk and Krauss and Messrs. Kaswan and Sherman has agreed, subject to the pre-existing fiduciary and contractual obligations he or she has, as described in this prospectus, until the earlier of our initial business combination or our liquidation, to present to us for our consideration, prior to presentation to any other entity, any business opportunity with a target business or businesses having a collective fair market value in excess of $113 million. Each of these individuals has also agreed not to (i) pursue such a business combination opportunity unless and until our board of directors, acting by a majority of disinterested directors, has determined that we will not pursue such business combination opportunity or (ii) enter into a similar agreement with another entity that may conflict with such individual’s obligations pursuant to this right of first review. See ‘‘Management – Conflicts of Interest.’’

Each of Drs. Berk and Krauss and Mr. Kaswan has pre-existing fiduciary and contractual obligations to present business acquisition opportunities to KBL III. To the extent that any business opportunity that may be suitable for KBL III is identified by or presented to these individuals, they will honor their pre-existing fiduciary and contractual obligations to KBL III. Accordingly, they will not present opportunities to us that may be attractive to KBL III unless KBL III’s board of directors, acting by a majority of its disinterested directors, has declined to accept such opportunities. In addition, we have agreed that, unless and until KBL III enters into a definitive agreement for an initial business combination, or liquidates if earlier, we will not execute a definitive agreement for our initial business combination with a target business in the healthcare or healthcare related industries.

Proposed American Stock Exchange symbols for our:

Units:	KBA.U

Common stock:	KBA

Warrants:	KBA.WS

Offering proceeds to be held in the trust account:	$147,750,000 of the proceeds from this offering and the private placement, or approximately $9.85 per unit (approximately $169,518,750, or approximately $9.83 per unit, if the underwriters’ over-allotment option is exercised in full) will be deposited in a trust account at , maintained by Continental Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be signed on or prior to the date of this prospectus. This amount includes $5,625,000 of deferred underwriting discounts and commissions ($6,468,750 if the underwriters’ over-allotment option is exercised in full). The underwriters have agreed that the deferred underwriting discounts and commissions will not be paid unless and until we consummate our initial business combination. Upon the consummation of our initial business combination, the deferred underwriting discounts and commissions shall be released to the underwriters out of the proceeds held in the trust account. Except as set forth below, the proceeds held in the trust account will not be released until the earlier of the completion of our initial business combination on the terms described in this prospectus and our dissolution and liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available to pay any deferred expenses related to this offering or expenses that we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us from the trust account interest earned on the funds in the trust account (i) interest income earned on the trust account balance to pay our tax obligations and (ii) interest income earned of up to $2,150,000, subject to adjustment, on the trust account balance to fund our working capital requirements, provided that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any due and unpaid income taxes on such $2,150,000, subject to adjustment, of interest income. With these exceptions, expenses incurred by us may be paid prior to our initial business combination only from the $100,000 of net proceeds of this offering not held in the trust account.

Limited payments to our officers, directors and initial stockholders:	There will be no compensation or other payments made to our initial stockholders, officers, directors, special advisors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than:

•	repayment of an aggregate of $100,000 non-interest bearing loans made by Marlene Krauss and Michael Kaswan;

•	payment of $10,000 per month to KBL Healthcare Management, Inc., an affiliate of Drs. Berk and Krauss and Michael Kaswan, for office space, utilities and administrative services; and

•	reimbursement for any expenses incident to identifying, investigating and consummating an initial business combination with one or more target businesses, none of which have been incurred to date. There is no limit on the amount of out-of-pocket expenses that may be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $2,150,000, subject to adjustment, on the balance in the trust account, net of taxes, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements made to our initial stockholders, officers, special advisors, directors or their affiliates, and any reimbursements made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Amended and restated certificate of incorporation:	As discussed below, there are specific provisions in our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, that may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Seventh of our amended and restated certificate of incorporation, as obligations to our stockholders, and our officers and directors have agreed that they will not recommend or take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation also provides that if we do not consummate a business combination within 24 months (or 30 months if a definitive agreement with respect to a proposed business combination has been executed within 24 months) after the date of this prospectus, we will dissolve as promptly as practicable and liquidate and distribute to our public stockholders, as part of our plan of distribution, our net assets, including the net proceeds of this offering held in the trust account described in this prospectus. We view this provision requiring us to dissolve as promptly as practicable if we do not consummate a business combination within 24 months (or 30 months if a definitive agreement with respect to a proposed business combination has been executed within 24 months) after the date of this prospectus as an obligation to our stockholders and our officers and directors have agreed that they will not take any action to amend or waive this provision.

If we are forced to dissolve and liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, including any interest not previously released to us, and any other net assets remaining available for distribution to them after payment of our liabilities. Our initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the initial shares if we fail to consummate a business combination.

Stockholders must approve our initial business combination:	Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect our initial business combination, even if we are not required to do so under applicable state law. We view this requirement as an obligation to our stockholders and our officers and directors have agreed that they will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. In connection with any vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering (but not shares acquired in this offering or in the aftermarket) in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination, and (ii) public stockholders owning less than 40% of the shares sold in this offering both vote against our initial business combination and exercise their conversion rights described below. It is important to note that voting against our initial business combination alone will not result in a conversion of your shares into a pro rata share of the trust account, which will only occur when you exercise your conversion rights as described in this prospectus.

Accordingly, it is our understanding and intention in every case to structure and consummate our initial business combination in which public stockholders holding up to 5,999,999 shares of our common stock may still exercise their conversion rights.

Conditions to consummating our initial business combination:	Our initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $5,625,000, or $6,468,750 if the underwriters’ over-allotment option is exercised in full) at the time of such business combination. If we acquire less than 100% of a target business in our initial business combination, the aggregate fair market value of the portion we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will likely be calculated by multiplying the fair market value of the entire business by the percentage of the business we acquire. However, we will always acquire at least a controlling interest of a target business (meaning at least 50.1% of the voting securities of such target business). We may seek to consummate a business combination with an initial target business or businesses with a collective fair market value in excess of

80% of the balance in the trust account. However, we may need to obtain financing to consummate such a business combination and have not taken any steps to obtain any such financing.

We will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of our initial business combination and less than 40% of the shares sold in this offering are voted against the business combination and elected to be converted as described below. It is important to note that voting against our initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account, which only occurs when the stockholder also exercises the conversion rights described below.

Conversion rights for stockholders voting to reject a business combination:	Pursuant to our amended and restated certificate of incorporation, public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including any interest earned on their pro rata share of the trust account not previously released to us. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group’’ (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act) will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. We will require each public stockholder seeking to exercise conversion rights to certify to us, under penalty of perjury, whether such stockholder is acting in concert or as a group with any other stockholder. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns more than 10% of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

Our initial stockholders will not have any conversion rights with respect to any shares of common stock owned by them, directly or indirectly, prior to the completion of this offering or purchased by them in this offering or in the aftermarket.

Public stockholders who convert their common stock into a pro rata share of the trust account will be paid their conversion price promptly following the consummation of our initial business combination and will continue to have the right to exercise any warrants they own. The initial per share conversion price is expected to be approximately $9.85 per share (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full), without taking into account any interest earned on such funds. Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Because converting stockholders will receive their proportionate share of deferred underwriting compensation and the underwriters will be paid the full amount of the deferred underwriting compensation at the time of closing of our initial business combination, the non-converting stockholders will bear the financial effect of such payments to both the converting stockholders and the underwriters.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and up to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in ‘‘street name,’’ to either tender their certificates to our transfer agent at any time up to the vote on the business combination or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the converting holder. Accordingly, if a stockholder holds only a few shares of common stock, this fee may make seeking conversion less beneficial to such stockholder than selling his shares in the open market depending on the then current trading price of our common stock. The fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting – the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. However, if a proposed business combination is ultimately rejected and we are unable to complete another business combination, such fee would have been incurred unnecessarily.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement up to the vote on the initial business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period will vary depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in ‘‘street name,’’ in a matter of hours by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than we anticipate. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date.

Any request for conversion, once made, may be withdrawn at any time up to the vote with respect to the business combination. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months (or 30 months if a definitive agreement with respect to such proposed business combination has been executed within 24 months) after the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholders.

Dissolution and liquidation if no business combination:	As described above, if we have not consummated our initial business combination within 24 months (or 30 months if a definitive agreement with respect to such proposed business combination has been executed within 24 months) after the date of this prospectus, pursuant to the terms of the trust agreement by and between us and Continental Stock Transfer & Trust Company, our amended and restated certificate of incorporation and applicable provisions of the Delaware General Corporation Law, we will dissolve as promptly as practicable and liquidate and distribute to our public stockholders, as part of our plan of distribution, our net assets, including the net proceeds of this offering held in the trust account described in this prospectus.

We cannot provide investors with assurances of a specific timeframe for our dissolution and liquidation. Pursuant to our amended and restated certificate of incorporation, upon the expiration of the 24- or 30-month time period, as applicable, it is intended that our purposes and powers will be limited to dissolving, liquidating and winding up. Also contained in our amended and restated certificate of incorporation is the requirement that our board of directors, to the fullest extent permitted by law, consider a resolution to dissolve our company at that time. Consistent with such obligations, our board of directors will seek stockholder approval for our dissolution and any such plan of distribution. Our initial stockholders have agreed to vote in favor of such dissolution and liquidation. As promptly as practicable upon the later to occur of (i) the approval by our stockholders of our dissolution and our plan of distribution or (ii) the effective date of such approved plan of distribution, we will liquidate our trust account to our public stockholders.

We cannot assure you that the per-share distribution from the trust account, if we dissolve and liquidate, will not be less than $9.85, plus interest (after taxes payable) then held in the trust account for the following reasons:

•	Prior to liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

•	We will seek to have all target businesses we negotiate with, and all vendors and service providers (including providers of financing) we engage, which we collectively refer to as the ‘‘contracted parties,’’ execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. However, there is no guarantee that they will execute these agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Zachary Berk, Marlene Krauss and Michael Kaswan have agreed that they will be personally liable, on a joint and several basis, to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or contracted parties that are owed money by us for services rendered or contracted for or products sold to us in the event of our liquidation. However, we cannot assure you that they will be able to satisfy those obligations if they are required to do so and if they refused to satisfy their obligations, our board of directors would have a fiduciary obligation, and we would be required, to bring a claim against them to enforce our indemnification rights. In addition, the agreements entered into by Drs. Berk and Krauss and Mr. Kaswan specifically provide that they will have no liability (i) as to any claimed amounts owed to a third party who executed a waiver or

(ii) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Further, there could be claims from other parties that would not be covered by the indemnity from Drs. Berk and Krauss and Mr. Kaswan, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us.

Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. Upon our dissolution, there will be no distribution from the trust account with respect to our warrants, and our warrants will expire worthless. We estimate that our total costs and expenses for implementing and completing our stockholder-approved dissolution and plan of distribution, if not done in connection with a stockholder vote with respect to a potential business combination, will be between $75,000 and $125,000. This amount includes all costs and expenses relating to filing a certificate of dissolution with the State of Delaware, the winding up of our company, printing and mailing a proxy statement, holding a stockholders’ meeting relating to the approval by our stockholders of our dissolution and plan of distribution, legal fees and other filing fees. We believe that there should be sufficient funds available to us out of the net interest earned on the trust account and released to us as working capital, to fund the $75,000 to $125,000 in costs and expenses. If such funds are insufficient, Drs. Berk and Krauss and Mr. Kaswan have agreed to advance us the funds necessary to complete our stockholder-approved dissolution and plan of distribution and have agreed not to seek repayment of such expenses.

In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, it is intended that our purposes and powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Pursuant to the trust agreement governing such funds, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until approval of our dissolution and plan of distribution is obtained from our stockholders, the funds held in our trust account will not be released (other than in connection with the funding of working capital, the payment of taxes, a conversion or a business combination as described elsewhere in this prospectus). Consequently, holders of a majority of our outstanding stock must approve our dissolution and plan of distribution in order for our public stockholders to receive the funds held in our trust account and, other than in connection with the funding of working capital, the payment of taxes, a conversion or a business combination, the funds will not be available for any other corporate purpose.

Audit Committee:	We have established and will maintain an audit committee which will be comprised entirely of independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering and review and approve any affiliated transactions involving us. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount:	We have established an offering size of $150,000,000 based on the previous transactional experience of our officers. We also considered the size of the offering to be an amount we believed would be successfully received given market conditions, our proposed industry focus and the size of initial public offerings of other similarly structured blank check companies.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete an initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled ‘‘Risk Factors’’ beginning on page 24 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements and the related notes, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	December 31, 2007
	Actual	As Adjusted
Balance Sheet Data:
Working capital	11,290	142,248,790
Total assets	125,000	147,873,790
Total liabilities	101,210	5,625,000
Value of common stock which may be converted to cash (approximately $9.85 per share)	—	59,099,990
Stockholders’ equity	23,790	83,148,800

The ‘‘as adjusted’’ information gives effect to the sale of the units we are offering, including the application of the related gross proceeds, the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid and the $3,350,000 we will receive from the sale of the private placement warrants.

The working capital excludes $12,500 of costs related to this offering which were paid or accrued prior to December 31, 2007. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the ‘‘as adjusted’’ information.

The ‘‘as adjusted’’ total assets amount includes the $147,750,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus and the $100,000 of proceeds not held in trust to be used for working capital. The $147,750,000 to be held in the trust account includes the $3,350,000 proceeds from the private placement and the $5,625,000 (or $0.375 per share) of deferred underwriting discounts and commissions payable to the underwriters in the offering only if we consummate a business combination. If we do not consummate our initial business combination, the trust account totaling $147,750,000 of net proceeds from the offering, including $3,350,000 of proceeds from the private placement of the private placement warrants, and all interest earned thereon less (i) up to $2,150,000, subject to adjustment, that may be released to us to fund our working capital requirements and (ii) any amounts released to us to pay our income or other tax obligations and our net assets held outside the trust account, will be distributed solely to our public stockholders as part of our plan of distribution (subject to our obligations under Delaware law to provide for claims of creditors).

We will not proceed with a business combination if public stockholders owning 40% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning 5,999,999 or fewer shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to 5,999,999 of the 15,000,000 shares included in the units sold in this offering at an initial per-share conversion price of approximately $9.85 (for a total of approximately $59,099,990), without taking into account interest earned on the trust account or any claims that may be brought by creditors. The actual per-share conversion price will be equal to:

•	the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including interest not previously released to us as described above), as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment.

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you have no basis upon which to evaluate our ability to achieve our business objective, which is to consummate an initial business combination in the healthcare or consumer industry. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. Neither we nor any representative acting on our behalf have had any contacts or discussions with any prospective acquisition target regarding an initial business combination or taken any direct or indirect measures to locate a specific business target or consummate an initial business combination. We will not generate any revenues (other than interest income on the proceeds from this offering and the private placement) until, at the earliest, after the consummation of an initial business combination.

We may not be able to consummate an initial business combination within the required time frame, in which case, we would be forced to liquidate our assets.

Pursuant to our amended and restated certificate of incorporation, which will be in effect upon completion of this offering, we will have 24 months (or 30 months if a definitive agreement with respect to a proposed business combination has been executed within 24 months) after the date of this prospectus in which to consummate an initial business combination. If we fail to consummate an initial business combination within the required time frame, we will, in accordance with our amended and restated certificate of incorporation, seek stockholder approval to dissolve, liquidate and wind-up. We will thereafter dissolve as promptly as practicable and liquidate and distribute to our public stockholders, as part of our plan of distribution, our net assets, including the net proceeds of this offering held in the trust account described in this prospectus. The foregoing requirements are set forth in Article Seventh of our amended and restated certificate of incorporation and may not be eliminated except in connection with, and upon consummation of, an initial business combination. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the execution of a definitive agreement or the consummation of an initial business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding an initial business combination, nor taken any direct or indirect actions to locate or search for a target business.

The requirement that we consummate a business combination within 24 months (or 30 months if extended as described in this prospectus) after the date of this prospectus may give potential target businesses leverage over us in negotiating a business combination.

We will liquidate and distribute only to our public stockholders on a pro rata basis the net amount in our trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets if we do not effect a business combination within 24 months (or 30 months if a definitive agreement with respect to a proposed business combination has been executed within 24 months) after the date of this prospectus. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating and consummating a business combination, knowing that if we do not execute a definitive agreement or consummate a business combination with that particular target business, we may be unable to consummate a business combination with any target business. This risk will increase as we get closer to the 24-month or 30-month time limit referenced above.

If we liquidate before our initial business combination and distribute amounts in the trust account, our public stockholders may receive less than $10.00 per share and our warrants will expire worthless.

If we are unable to complete an initial business combination within 24 months after the date of this prospectus (or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months from the date of this prospectus and the business combination relating thereto has not yet been consummated within such 24-month period) and dissolve and liquidate our assets, the per-share liquidation distribution may be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking an initial business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we dissolve and liquidate before the completion of our initial business combination.

If we are unable to consummate our initial business combination, our public stockholders will likely be forced to wait up to 30 months before receiving liquidation distributions.

We have 24 months (or 30 months if a definitive agreement with respect to a proposed business combination has been executed within 24 months) after the date of this prospectus in which to complete an initial business combination. We have no obligation to return funds to public stockholders prior to such date unless we consummate our initial business combination prior thereto and only then in cases where investors have both voted against the business combination and sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete an initial business combination. Accordingly, investors’ funds may be unavailable to them until such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a ‘‘blank check’’ company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC promptly following completion of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419 under the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of an initial business combination and we have a longer period of time to complete such a business combination than we would if we were subject to such rule.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information at             , 2008, approximately          similarly structured blank check companies had completed initial public offerings in the United States. Of these companies, only          companies have consummated a business combination, while      companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination, and      companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders. Accordingly, there are approximately      blank check companies with more than $     billion in trust accounts that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of our initial business combination. While some of those companies must complete a business combination in the healthcare or consumer industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to consummate an initial business combination within the required time period, the terms of our amended and restated certificate of incorporation will require us to liquidate.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 30 months, we may be unable to consummate our initial business combination.

We believe that, upon consummation of this offering, the $100,000 available to us outside of the trust account, plus the $2,150,000, subject to adjustment, of interest earned on the funds held in the trust account, net of taxes, that we expect to be available to us, will be sufficient to allow us to operate for at least the next 30 months, assuming that our initial business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a ‘‘no-shop’’ provision (a provision in a letter of intent designed to keep a target business from ‘‘shopping’’ around for transactions with other companies on terms more favorable to such target business) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach of the agreement or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

A significant portion of our working capital could be expended in pursuing business combinations that are not consummated, which could materially and adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating an initial business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point in connection with the abandoned transaction may not be recoverable. Furthermore, even if an agreement is reached relating to a specific acquisition target, we may fail to consummate an initial business combination for any number of reasons including those beyond our control, such as if our public stockholders holding 40% or more of our common stock vote against the initial business combination and exercise their conversion rights even though a majority of our public stockholders approve the initial business combination. Any such event will result in a loss to us of the amount of the related costs incurred, which could materially and adversely affect our subsequent ability to locate and combine with another business.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete an initial business combination since we will depend on interest earned on the trust account to pay our tax obligations, to fund our search and to consummate our initial business combination.

Of the net proceeds of this offering, only $100,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to seek stockholder approval to dissolve and liquidate. Our initial stockholders are under no obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders may be less than approximately $9.85 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers (including providers of financing) we engage and all target businesses with which we negotiate execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if those entities execute such agreements with us, they will not seek recourse against the trust account. There is also no guarantee that a court would uphold the validity of such agreements. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortuous interference as a result of our initial business combination. Accordingly, amounts held in the trust account could be subject to claims which could take priority over those of our public stockholders. If we liquidate before the consummation of our initial business combination, Zachary Berk, Marlene Krauss and Michael Kaswan have agreed that they will be personally liable, jointly and severally, to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, the agreements entered into by Drs. Berk and Krauss and Mr. Kaswan specifically provide that they will have no liability (i) as to any claimed amounts owed to a third party who executed a waiver or (ii) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Further, there could be claims from other parties that would not be covered by the indemnity from Drs. Berk and Krauss and Mr. Kaswan, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. We have questioned such individuals on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that they will be able to satisfy those obligations and if they refused to satisfy their obligations, our board of directors would have a fiduciary obligation, and we would be required, to bring a claim against them to enforce our indemnification rights. Therefore, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than approximately $9.85, plus interest, due to such claims.

Additionally, if we file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to pay our public stockholders at least approximately $9.85 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them, and stockholders’ liability to third parties could extend indefinitely because we do not intend to comply with the dissolution procedures set forth in Section 280 of the Delaware General Corporation Law.

If we are unable to complete a business combination within 24 months (or 30 months if a definitive agreement with respect to a proposed business combination has been executed within 24 months) after the date of this prospectus, our purposes and powers will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 of the Delaware General Corporation Law provides that our existence will continue for at least three years after our dissolution for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. We do not intend to comply with the procedures set forth in Section 280 of the Delaware General Corporation Law, which prescribes various procedures by which stockholder liability may be limited. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of distribution that will reasonably provide for our payment, based on facts known to us at such time, of all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Accordingly, we would be required to provide for the claims of any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust account to stockholders. However, we may not properly assess all claims that may be potentially brought against us. If our plan of distribution complies with Section 281(b), any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder. A plan of distribution in compliance with Section 281(b), however, does not bar stockholder liability for claims brought in a proceeding after the third anniversary of the dissolution (or such longer period directed by the Delaware Court of Chancery). As such, our stockholders potentially could be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to such third parties by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders (including our initial stockholders to the extent they have purchased shares in this offering or in the open market) as promptly as practicable after our dissolution, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duties to our creditors and/or having acted in bad faith, thereby exposing itself and the company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

If we do not consummate a business combination and dissolve, payments from the trust account to our public stockholders may be delayed.

We currently believe that any dissolution and plan of distribution in connection with the expiration of the 24 and 30 month deadlines would proceed in approximately the following manner:

•	prior to such deadline, our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation and Delaware law, consider a resolution for us to dissolve and consider a plan of distribution which it may then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of distribution as well as the board’s recommendation of such plan;

•	upon such deadline, we would file our preliminary proxy statement with the SEC;

•	if the SEC does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail a definitive proxy statement to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our dissolution and plan of distribution; and

•	if the SEC does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution and plan of distribution.

In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, it is intended that our purposes and powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Pursuant to the trust agreement governing such funds, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until approval of our dissolution and plan of distribution is obtained from our stockholders, the funds held in our trust account will not be released (other than in connection with the funding of working capital, the payment of taxes, a conversion or a business combination as described elsewhere in this prospectus). Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

These procedures, or a vote to reject any dissolution and plan of distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of distribution.

We may have six months longer than most other blank check companies to effect a business combination and therefore, the proceeds of this offering may remain in trust for a longer period of time before they are released to you.

We may have a period of up to 30 months in which to complete an initial business combination. This period of time is longer than blank check companies subject to Rule 419, which have 18 months to complete an initial business combination, or many other special purpose acquisition companies, which typically have 18 or 24 months to complete an initial business combination. As a result, if we do not complete an initial business combination, the proceeds of this offering may remain in the trust account for a longer period of time than they would in the case of a blank check company or another special purpose acquisition company before they are released to you.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to expire worthless.

No warrant will be exercisable and we will not be obligated to issue shares of common stock unless, at the time such holder seeks to exercise such warrant, we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to the shares of common stock. Under the terms of the warrant agreement, we have agreed to use our best efforts to have a registration statement in effect covering shares of common stock issuable upon exercise of the warrants from the date the warrants became exercisable and to maintain a current prospectus relating to these shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise, whether by net cash settlement or otherwise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants may have no value, we will have no obligation to settle the warrants for cash, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the shares of common stock included in the units.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of an initial business combination), we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants and they may expire worthless if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Since we have not yet selected any target business with which to complete an initial business combination, we are unable to currently ascertain the merits or risks of the business’ operations.

Although we initially intend to focus our search for a target business in the healthcare or consumer industries, we are not limited to these industries and may consummate a business combination with a company in any industry we choose. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. Except for the limitation that a target business have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions and taxes payable) at the time of the initial business combination and that we become the controlling shareholder of such target, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate.

Your only opportunity to evaluate and affect the investment decision regarding a potential initial business combination will be limited to voting for or against the initial business combination submitted to our stockholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential initial business combination will be limited to voting for or against the initial business combination submitted to our stockholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of public stockholders vote for the proposed initial business combination. Alternatively, a proposal that you vote for could still be rejected if a sufficient number of public stockholders vote against the proposed initial business combination.

Our officers and directors may not have significant experience or knowledge regarding the industry of the target business we may seek to acquire.

Our management has its most extensive experience in companies in the healthcare and consumer services industries. However, we may consummate a business combination with a target business in any industry we choose. If we decide to complete a business combination with a target business that operates in a field outside of the healthcare or consumer services industries, we cannot assure you that our officers and directors will have enough experience or have sufficient knowledge relating to that industry to make an appropriate decision regarding a business combination.

We will be required to obtain an opinion from an independent investment banking firm as to the fair market value of the target business, or that the price we are paying for the business is fair to our public stockholders from a financial point of view only in limited circumstances.

The fair market value of a target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow, and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulating Authority, or FINRA, with respect to the satisfaction of such criterion. While our board of directors will use one or more standards generally accepted by the financial community in determining the fair market value of a target business or businesses, we cannot assure you that our board of directors will not overvalue a potential target. If the board of directors does overvalue a potential target, a stockholder’s only recourse will be to vote against the proposed business combination. In addition, we will obtain an opinion from an unaffiliated independent investment banking firm that is a member of FINRA indicating that the price we are paying is fair to our public shareholders from a financial point of view if the target is affiliated with any of our officers, directors, special advisors or any of their affiliates or we acquire less than 100% of a target business and any of our officers, directors, special advisors or any of their affiliates acquire the remaining portion of such target business. In all other instances, we will have no obligation to obtain or provide you with an opinion with respect to the fair market value of the target business or the fairness of the proposed acquisition to our public stockholders from a financial point of view.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless if you do not exercise or sell your warrants.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

Redemption of the outstanding warrants could force you to:

•	exercise your warrants and pay the exercise price at a time when it may be disadvantageous for you to do so;

•	sell your warrants at the then current market price when you might otherwise wish to hold your warrants; or

•	accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, will be substantially less than the market value of your warrants.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a ‘‘cashless basis.’’ In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sales prices of our common stock for the ten trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrants for cash. This will have the effect of reducing the potential ‘‘upside’’ of the holder’s investment in our company.

We may issue shares of our capital stock or debt securities to complete an initial business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership, while the issuance of debt securities may have a significant impact on our ability to utilize our available cash.

Our amended and restated certificate of incorporation authorizes the issuance of up to 70,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the private placement warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 32,900,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants, including the private placement warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete an initial business combination. If we issue securities in order to consummate an initial business combination, our stockholders prior to the business combination could end up owning a minority of the combined company as there is no requirement that our stockholders own a certain percentage of our company after our business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce your equity interest in this offering;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of our company; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	increased expenses to pay debt service;

•	if the debt has a variable rate, increased vulnerability to changes in market interest rates, since our revenues may not increase, or may decrease, if interest rates rise;

•	an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand;

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	prohibitions or limitations on our ability to pay dividends on our common stock;

•	requirements that we dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which would reduce the funds available for dividends on our common stock, working capital, capital expenditures, business combinations and other general corporate purposes;

•	limitations or prohibitions on business combinations, capital expenditures or other business operations, or on our ability to borrow additional amounts for such purposes, unless we meet particular financial or operational tests;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulations; and

•	our competitive disadvantage with respect to other companies in the industry that have less debt.

Our ability to successfully effect an initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, all of whom may leave us prior to the consummation of our initial business combination.

Our ability to successfully effect an initial business combination is dependent upon the efforts of our key personnel, including Drs. Berk and Krauss and Mr. Kaswan. We cannot assure you that our key personnel will remain with us for the immediate or foreseeable future. In addition, our key personnel are not required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities including identifying potential initial business combinations and monitoring the related due diligence. None of our key personnel has entered into an employment or consulting agreement with us, and the unexpected loss of the services of any of our key personnel could have a detrimental effect on us. The role of our key personnel in the target business cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following an initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after an initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following an initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with us after the consummation of an initial business combination only if they are able to negotiate employment or consulting agreements in connection with the initial business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the consummation of an initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

All of our officers and directors own shares of our common stock issued prior to the offering and some of them will own private placement warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for an initial business combination.

All of our officers and directors own shares of our common stock that were issued prior to this offering in consideration for an aggregate purchase price of $25,000. Additionally, our officers, directors and certain of our special advisors and initial stockholders are purchasing private placement warrants at a purchase price of $1.00 per warrant (for a total purchase price of $3,350,000) simultaneously with consummation of this offering. Such purchasers have waived their right to receive distributions with respect to their initial shares upon our liquidation if we are unable to consummate an initial business combination. Accordingly, the initial shares, as well as the private placement warrants, and any warrants purchased by our officers, director or special advisors in this offering or in the aftermarket, like the public warrants, will be worthless if we do not consummate an initial business combination. In addition, because our initial stockholders paid only $0.006 per share of common stock, an initial business combination may be profitable for them even if it is unprofitable for our public stockholders. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders’ best interest.

Unless we consummate our initial business combination, our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $2,150,000 (subject to payment of our tax obligations) that may be released to us as working capital. These amounts are based on management’s estimates of the funds needed to finance our operations for the next 30 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. We do not have a policy that prohibits our officers and directors from negotiating for the reimbursement of such expenses by a target business. If the owners of the target business do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers or directors could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate an initial business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of an initial business combination. All of our executive officers and certain of our directors are engaged in several other business endeavors, including KBL III, and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate an initial business combination. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

Some of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

All of our officers and certain of our directors are now, and all of them may in the future become, affiliated with entities, including KBL III and other ‘‘blank check’’ companies, engaged in business activities similar to those intended to be conducted by us. Dr. Berk is the chairman of the board of KBL III, Dr. Krauss is the chief executive officer, secretary and director of KBL III, Michael Kaswan is the chief operating officer and director of KBL III, Andrew Sherman is a consultant for KBL III, Joseph Williamson is a director of KBL III and Elijah Berk is a non-executive vice president of KBL III. We have agreed that, unless and until KBL III enters into a definitive agreement for a business combination, or liquidates if earlier, we will not execute a definitive agreement for a business combination with a target business in the healthcare or healthcare related industries. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity rather than to us and we may miss out on a potential transaction.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to trade our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Sections 101(c) and 101(d) of the American Stock Exchange Company Guide, which only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a ‘‘penny stock’’ which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our initial business combination must be with a target business having a fair market value of at least 80% of the balance in the trust account (excluding the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination, although this may entail the simultaneous acquisitions of several operating businesses at the same time. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business;

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services; or

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the healthcare or consumer industries.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the healthcare or consumer industries.

In pursuing our acquisition strategy, we may seek to effect our initial business combination with one or more privately held companies. By definition, very little public information exists about these companies, and we could be required to make our decision whether to pursue a potential initial business combination on the basis of limited information.

Any attempt to consummate more than one transaction as our initial business combination will make it more difficult to consummate our initial business combination.

We may seek to combine contemporaneously with multiple operating businesses that are owned by different sellers whose collective fair market value is at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of those combinations. Business combinations involve a number of special risks, including diversion of management’s attention, legal, financial, accounting and due diligence expenses, and general risks that transactions will not be consummated. To the extent we try to consummate more than one transaction at the same time, all of these risks will be exacerbated, especially in light of the small number of our executive officers and directors and our limited financial and other resources. Completing our initial business combination through more than one transaction likely will result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of our initial business combination with multiple entities. In addition, due to the difficulties involved in consummating multiple business combinations concurrently, our attempt to complete our initial business combination in this manner would increase the chance that we would be unable to successfully complete our initial business combination in a timely manner. Further, if our initial business combination entails simultaneous transactions with different entities, each entity will need to agree that its transaction is contingent upon the simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to complete the initial business combination. As a result, if we attempt to consummate our initial business combination in the form of multiple transactions, there is an increased risk that we will not be in a position to consummate some or all of those transactions, which could result in our failure to satisfy the requirements for an initial business combination and force us to dissolve and liquidate.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of our initial business combination, we will offer each public stockholder (but not our initial stockholders) the right to have his, her or its shares of common stock converted into a pro rata share of the trust account if the stockholder votes against the initial business combination and the initial business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we may not know how many stockholders may exercise their conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate an initial business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We will proceed with our initial business combination only if public stockholders owning less than 40% of the shares sold in this offering exercise their conversion rights.

We will proceed with our initial business combination only if public stockholders owning less than 40% of the shares sold in this offering exercise their conversion rights. Accordingly, public stockholders owning 5,999,999 or fewer shares sold in this offering may exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at 40% in order to reduce the likelihood that a small group of investors holding blocks of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders.

Our initial business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we may not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our initial business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a ‘‘group’’ with, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our initial stockholders) the right to have his, her, or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering and a proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per share conversion price.

Because of our limited resources and structure, we may not be able to consummate an attractive initial business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of an initial business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating an initial business combination. Because only      of          the blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate an initial business combination with a target business within the prescribed time period, we will be forced to seek stockholder approval to dissolve and liquidate.

We may be unable to obtain additional financing, if required, to complete an initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us, will be sufficient to allow us to consummate an initial business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the initial business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate an initial business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after an initial business combination.

Our initial stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of this offering, our initial stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of an initial business combination, in which case all of the current directors will continue in office until at least the consummation of the initial business combination. If there is an annual meeting, as a consequence of our ‘‘staggered’’ board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the consummation of an initial business combination.

Our initial stockholders paid an aggregate of $25,000, or approximately $0.006 per share, for their initial shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our initial stockholders acquired their initial shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 34.8% or $3.48 per share (the difference between the pro forma net tangible book value per share of $6.52, and the initial offering price of $10.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 15,000,000 shares of common stock (or 17,250,000 shares of common stock if the underwriters’ over-allotment is exercised in full) as part of the units offered by this prospectus as well as private placement warrants to purchase 3,350,000 shares of common stock (an aggregate of 18,350,000 if the underwriters’ over-allotment option is not exercised and 20,600,000 if the underwriters’ over-allotment option is exercised in full). To the extent we issue shares of common stock to effect an initial business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete an initial business combination. Accordingly, our warrants may make it more difficult to effectuate an initial business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our initial stockholders or the purchasers of the private placement warrants exercise their registration rights with respect to their initial shares or private placement warrants and underlying common stock, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect an initial business combination.

Our initial stockholders are entitled to demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares are released from escrow. Additionally, the purchasers of the private placement warrants are entitled to demand that we register the resale of their private placement warrants and underlying shares of common stock at any time after we consummate an initial business combination. We will bear the cost of registering these securities. If such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 3,750,000 shares of common stock (or 4,312,500 shares of common stock if the underwriters’ over-allotment option is exercised in full) and 3,350,000 private placement warrants (as well as 3,350,000 shares of common stock underlying the private placement warrants) eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate an initial business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into an initial business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

The determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering, there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us.

The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a prospect having a fair market value of at least 80% of the amount held in our trust account (excluding deferred underwriting discounts and commissions and taxes payable).

If we effect an initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect an initial business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars;

•	deterioration of political relations with the United States; and

•	employment regulations.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect an initial business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect an initial business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete an initial business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 that only invest in government securities having a maturity of 180 days or less. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete an initial business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain other burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our stockholders with target business financial statements, we may not be able to complete an initial business combination with some prospective target businesses.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Costs for such initial compliance could range between approximately $500,000 and $1,000,000. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘possible,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘should,’’ ‘‘would’’ and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination with one or more target businesses;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	our management team’s allocation of their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	potential inability to obtain additional financing to complete our initial business combination;

•	limited pool of prospective target businesses;

•	potential change in control if we acquire one or more target businesses for stock;

•	public securities’ limited liquidity and trading;

•	failure to list or delisting of our securities from the American Stock Exchange or an inability to have our securities listed on the American Stock Exchange following our initial business combination;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading ‘‘Risk Factors.’’ Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the private placement warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds
From this offering	$150,000,000	$172,500,000
From private placement of private placement warrants	3,350,000	3,350,000
Total gross proceeds	$153,350,000	$175,850,000
Offering expenses(1)
Underwriting discount (7% of gross proceeds from offering)(2)	$10,500,000	$12,075,000
Legal fees and expenses	305,000	305,000
Miscellaneous expenses	50,044	50,044
Printing and engraving expenses	100,000	100,000
American Stock Exchange filing and listing fee	80,000	80,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	11,864	11,864
FINRA filing fee	28,092	28,092
Total offering expenses	$11,125,000	$12,700,000
Proceeds after offering expenses	$142,225,000	$163,150,000
Net proceeds of this offering and the private placement held in the trust account	$142,125,000	$163,050,000
Deferred underwriting discounts and commissions held in the trust account	$5,625,000	$6,468,750
Total held in the trust account	$147,750,000	$169,518,750
Percentage of gross proceeds of this offering held in the trust account	98.5%	98.3%
Net proceeds not held in the trust account(3)	$100,000	$100,000
Use of net proceeds not held in the trust account and up to $2,150,000, subject to adjustment, in amounts available from interest income earned on the trust account that may be released to us(4)(5)
Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$700,000
Payment of administrative fee to KBL Healthcare Management ($10,000 per month for 30 months)	300,000
Legal and accounting fees relating to SEC reporting obligations	150,000
Due diligence of prospective target businesses by our officers, directors and initial stockholders	100,000
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	1,000,000
Total	$2,250,000

(1)	A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the American Stock Exchange filing fee and a portion of the legal and audit fees, have been or will be paid from the funds loaned to us by Dr. Krauss and Mr. Kaswan described below. This loan will be repaid, without interest, out of the proceeds of this offering not held in the trust account.
(2)	No discounts or commissions will be paid with respect to the purchase of the private placement warrants. $5,625,000, or $6,468,750 if the over-allotment option is exercised in full, of the underwriting discounts and commissions will be deposited in the trust account following the consummation of the offering and is payable to the underwriters only if and when we consummate our initial business combination.
(3)	The amount of net proceeds from this offering not held in trust will remain constant at $100,000 even if the over-allotment is exercised.
(4)	$2,150,000, subject to adjustment, of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. If the size of this offering is increased or the underwriters elect to exercise the over-allotment option, the amount of interest income earned on the trust account that can be released to us will be proportionately increased. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.
(5)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

Assuming a 20% increase in the size of this offering, the per-share conversion or liquidation rate could decrease by as much as approximately $0.03 (or $0.05 if the underwriters’ over-allotment option is exercised in full). Additionally, if the size of this offering is increased or the underwriters elect to exercise the over-allotment option it will result in a proportionate increase in the amount of interest we may withdraw from the trust account.

In addition to the offering of units by this prospectus, our officers, directors and certain of our special advisors and initial stockholders have committed to purchase the private placement warrants (for an aggregate purchase price of $3,350,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the private placement warrants. All of the proceeds we receive from the sale of the private placement warrants will be placed in the trust account described below.

$147,750,000, or $169,518,750 if the over-allotment option is exercised in full, of the net proceeds from this offering and the sale of the private placement warrants will be placed in a trust account at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. These amounts include $5,625,000, or $6,468,750 if the underwriters’ over-allotment option is exercised in full, of the underwriting discounts and commissions payable to the underwriters in this offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. The funds held in trust will be invested only in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 that only invest in government securities having a maturity of 180 days or less, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest income that may be released to us of (i) up to $2,150,000, subject to adjustment, to fund our working capital requirements and (ii) any additional amounts we may need to pay our income or other tax obligations, the proceeds held in trust will not be released from the trust account until the earlier of the completion of our initial business combination or our liquidation. All amounts held in the trust account that are not converted to cash or released to us as interest income, or used to pay taxes, will be released promptly after closing of our initial business combination. Upon release of funds from the trust account and after payment of the conversion price to any public stockholders who exercise their conversion rights and payment to the underwriters of their deferred underwriting discounts and commissions, the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs. If the initial business combination is paid for using stock or debt securities, we may use the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

The payment to KBL Healthcare Management, an affiliate of Drs. Berk and Krauss and Mr. Kaswan, of a monthly fee of $10,000 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by KBL Healthcare Management for our benefit and is not intended to provide Drs. Berk and Krauss and Mr. Kaswan compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by KBL Healthcare Management is at least as favorable as we could have obtained from an unaffiliated third party. This arrangement will terminate upon completion of our initial business combination or the distribution of the trust account to our public stockholders. Other than the $10,000 per month administrative fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our officers, directors, special advisors, initial stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, these persons will receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering that are not deposited in the trust account available to us for our search for a business combination will be approximately $100,000. In addition, interest earned on the funds held in the trust account up to an aggregate amount of $2,150,000, subject to adjustment, net of taxes, may be released to us to fund our working capital requirements. If the size of this offering is increased or the underwriters elect to exercise the over-allotment option, it will result in a proportionate increase in the amount of interest we may withdraw from the trust account. Assuming a 20% increase in the size of this offering (but no exercise of the underwriters’ over-allotment option), the amount of interest we may withdraw will proportionally increase up to $2,580,000. These funds will be used by us for director and officer liability insurance premiums, due diligence, legal, accounting and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our officers, directors, initial stockholders, or any of their affiliates in connection with activities on our behalf as described above. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. This belief is based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of an initial business combination. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete any initial business combination, we believe that following the completion of this offering, it will take a significant amount of time to find a prospective target business and take all of the steps necessary to complete an initial business combination. We anticipate that, even at an interest rate of 3% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. Given the limited amount of time it will take to generate $2,150,000, subject to adjustment, of interest on the trust account, we anticipate receiving such interest income generally shortly after we incur working capital expenses. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, or if interest payments are not available to fund the expenses at the time we incur them, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us. We could also use a portion of the foregoing funds to pay fees to consultants to assist us with our search for a target business or to use as a down payment or to fund a ‘‘no-shop’’ provision (a provision in letters of intent designed to keep target businesses from ‘‘shopping’’ around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a ‘‘no-shop’’ provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

To the extent we are unable to consummate our initial business combination, we will pay the costs of our stockholder-approved dissolution and plan of distribution from the net interest earned on the trust account and released to us as working capital. If such funds are insufficient, Drs. Berk and Krauss and Mr. Kaswan have agreed to advance us the funds necessary to complete our stockholder-approved dissolution and plan of distribution (currently anticipated to be between $75,000 and $125,000) and have agreed not to seek repayment of such expenses.

Marlene Krauss, our chief executive officer, and Michael Kaswan, our chief operating officer, have loaned to us a total of $100,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee, the non-refundable portion of the American Stock Exchange listing fee, and a portion of the legal and audit fees and expenses. This loan will be payable without interest on the earlier of December 14, 2008 or the consummation of this offering. This loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 30 months, assuming that our initial business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned, net of taxes payable, on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder converts such shares into cash in connection with our initial business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Upon the consummation of our initial business combination, the underwriters will be entitled to receive the portion of the proceeds held in the trust account attributable to the deferred underwriters’ discounts and commissions held in the trust account.

If the size of this offering is increased or decreased, a stock dividend or a repurchase of the initial shares by us, as applicable, would be effected so that the number of shares of common stock owned by our initial stockholders after this offering will be equal to 20% of the total number of shares outstanding after this offering (assuming none of them purchase units in the offering). An increase in offering size will also result in a proportionate increase in the amount of interest we may withdraw from the trust account as described above.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the private placement warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, so as to provide investors with a presentation of the worst dilution that could result from this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At December 31, 2007, our net tangible book value was $11,290, or approximately $0.00 per share of common stock. After giving effect to the sale of 15,000,000 shares of common stock included in the units we are offering by this prospectus, the deduction of underwriting discounts and estimated expenses of this offering, and $3,350,000 received from the sale of the private placement warrants, our pro forma net tangible book value at December 31, 2007 would have been $83,148,800, or $6.52 per share, representing an immediate increase in net tangible book value of $6.52 per share to the initial stockholders and an immediate dilution of $3.48 per share, or 34.8%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $59,099,990 less than it otherwise would have been because if we effect an initial business combination, the conversion rights to the public stockholders (but not our initial stockholders) may result in the conversion into cash of up to an aggregate of 5,999,999 shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest not previously released to us), as of two business days prior to the consummation of the proposed business combination, divided by the number of shares of common stock sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the private placement warrants:

Public offering price		$10.00
Net tangible book value before this offering	$0.00
Increase attributable to new investors and private sales	$6.52
Pro forma net tangible book value after this offering		$6.52
Dilution to new investors		$3.48

The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased			Total Consideration		Average Price Per Share
	Amount		Percentage	Amount	Percentage
Initial stockholders	3,750,000	(1)	20.0%	$25,000	0.02%	$0.007
New investors	15,000,000		80.0%	$150,000,000	99.98%	$10.00
	18,750,000		100.0%	$150,025,000	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	11,290
Net proceeds from this offering and private placement	142,225,000
Offering costs excluded from net tangible book value before this offering	12,500
Less: Proceeds held in trust subject to conversion to cash	(59,099,990)
$83,148,800
Denominator:
Shares of common stock outstanding prior to this offering	3,750,000 (1)
Shares of common stock included in the units offered	15,000,000
Less: Shares subject to conversion	(5,999,999)
12,750,001

(1)	Assumes the over-allotment option has not been exercised and as a result an aggregate of 562,500 shares of common stock have been forfeited by our initial stockholders.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2007 and as adjusted to give effect to the sale of our units in this offering and private placement warrants and the application of the estimated net proceeds derived from the sale of those securities:

	December 31, 2007
	Actual	As Adjusted(1)(2)
Note payable to an initial stockholder	$100,000	$—
Common stock, $.0001 par value, -0- and 5,999,999 shares which are subject to possible conversion, at conversion value	—	59,099,990
Stockholders’ equity:
Preferred stock; $.0001 par value, 1,000,000 shares authorized, none issued or outstanding, actual and as adjusted	—	—
Common stock, $.0001 par value, 70,000,000 shares authorized; 4,312,500(3) shares issued and outstanding, actual: 12,750,001(4) shares issued and outstanding (excluding 5,999,999 shares subject to possible conversion), as adjusted	431	1,275
Additional paid-in capital	24,569	83,148,735
Deficit accumulated during the development stage	(1,210)	(1,210)
Total stockholders’ equity	23,790	83,148,800
Total capitalization	$123,790	$142,248,790

(1)	Includes the $3,350,000 we will receive from the sale of the private placement warrants.
(2)	Excludes $5,625,000 representing deferred underwriting discounts and commissions held in the trust account.
(3)	Includes an aggregate of 562,500 shares of common stock that are subject to forfeiture to the extent that the over-allotment is not exercised in full by the underwriters.
(4)	Assumes the over-allotment option has not been exercised and as a result an aggregate of 562,500 shares of common stock have been forfeited by our initial stockholders.

If we consummate our initial business combination, the conversion rights afforded to our public stockholders (but not our initial stockholders) may result in the conversion into cash of up to an aggregate of 5,999,999 shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest not previously released to us), as of two business days prior to the proposed consummation of an initial business combination, divided by the number of shares of common stock sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on October 4, 2007 as a blank check company for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we intend to focus our efforts on acquiring an operating business in the healthcare or consumer industries. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Accordingly, we cannot assure you that we will be able to locate or enter into an initial business combination with a target business on favorable terms or at all. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting our initial business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	increased expenses to pay debt service;

•	if the debt has a variable rate, increased vulnerability to changes in market interest rates, since our revenues may not increase, or may decrease, if interest rates rise;

•	an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand;

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	prohibitions or limitations on our ability to pay dividends on our common stock;

•	requirements that we dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which would reduce the funds available for dividends on our common stock, working capital, capital expenditures, business combinations and other general corporate purposes;

•	limitations or prohibitions on business combinations, capital expenditures or other business operations, or on our ability to borrow additional amounts for such purposes, unless we meet particular financial or operational tests;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulations; and

•	our competitive disadvantage with respect to other companies in the industry that have less debt.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

Liquidity and Capital Resources

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $625,000 and underwriting discounts of approximately $10,500,000, or $12,075,000 if the over-allotment option is exercised in full, will be approximately $138,875,000, or approximately $159,800,000 if the over-allotment option is exercised in full. However, the underwriters have agreed that, as described in the prospectus, a portion of the underwriting discounts and commissions will be deferred and will not be payable unless and until we consummate a business combination. Accordingly, $147,750,000, or $169,518,750 if the over-allotment option is exercised in full, of the net proceeds of this offering will be held in the trust account, and $100,000 will be held outside of the trust account. This amount includes $3,350,000 which will also be deposited into the trust account upon consummation of this offering from the sale of the private placement warrants described below. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (net of taxes payable and excluding deferred underwriting discounts and commissions and taxes payable), to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $100,000 of net proceeds not held in the trust account plus the up to $2,150,000 of interest, subject to adjustment, earned on the trust account balance, net of taxes, that may be released to us will be sufficient to allow us to operate for at least the next 30 months, assuming that our initial business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the initial business combination. We anticipate that we will incur approximately:

•	$700,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of our initial business combination;

•	$300,000 of administrative expenses payable to KBL Healthcare Management ($10,000 per month for 30 months);

•	$150,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•	$100,000 of expenses for the due diligence and investigation of a target business by our officers, directors and initial stockholders; and

•	$1,000,000 for general working capital that will be used for miscellaneous expenses, general corporate purposes, liquidation obligations and reserves, including approximately $115,000 for director and officer liability insurance premiums.

These estimates have been established based on the expenses incurred by other similarly structured blank check companies with which our officers and directors have been involved.

Related Party Transactions

As of the date of this prospectus, Marlene Krauss and Michael Kaswan have loaned to us $100,000 for payment of offering expenses on our behalf. This loan will be payable without interest on the earlier of December 14, 2008 or the consummation of this offering. This loan will be repaid out of the proceeds of this offering not being placed in trust.

We are obligated, commencing on the date of this prospectus, to pay KBL Healthcare Management, an affiliate of Drs. Berk and Krauss and Mr. Kaswan, a monthly fee of $10,000 for general and administrative services.

Our officers, directors and certain of our special advisors and initial stockholders have committed to purchase an aggregate of 3,350,000 warrants at $1.00 per warrant (for a total purchase price of $3,350,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price of the private placement warrants has been determined to be the fair value of such warrants as of the purchase date. However, if it is determined, at the time of the offering that the fair value of the private placement warrants exceeds the $1.00 purchase price, we would record compensation expense for the excess of the fair value of the private placement warrants on the day of purchase over the $1.00 purchase price in accordance with SFAS 123(R).

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on October 4, 2007. We were formed for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more operating businesses. To date, our efforts have been limited to organizational activities. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we intend to focus our efforts on acquiring an operating business in the healthcare or consumer industries, except as set forth below.

Areas of Focus

Although our efforts in identifying a prospective target business will not be limited to a particular industry, we intend to focus on opportunities that fall into the following two broadly defined sectors:

•	Healthcare

•	Consumer products and services

Our efforts in identifying a prospective target business will not be limited to a particular geographic region, although we initially intend to focus our search for a target business in the U.S.

Healthcare.    The healthcare industry constitutes a large and growing segment of the United States economy According to the Centers for Medicare and Medicaid Services, the HHS has found that healthcare expenditures in the United States have increased consistently during the previous 26 years, rising from $253.9 billion in 1980 to a projected $2,262.3 billion in 2007. HHS also found that national healthcare spending, expressed as a percentage of U.S. GDP, increased from 9.1% in 1980 to an estimated 16.2% in 2007. HHS expects that the healthcare industry will continue to grow both in absolute dollars and as a percentage of GDP and projects that by the year 2016, healthcare expenditures in the United States could increase to as much as $4,136.9 billion, or 19.6% of GDP. The substantial growth in national healthcare spending has had, and management expects it to continue to have, an impact on every major sector of the healthcare industry. We will consider opportunities within the healthcare industry that include, but are not limited to, healthcare services, medical devices, healthcare information technology, specialty pharmaceuticals and diagnostics.

Consumer.    According to the U.S. Department of Commerce, Bureau of Economic Analysis, personal consumption expenditures amounted to $36.9 trillion in 2006, representing approximately 70% of GDP. The consumer products and services industry provides numerous opportunities to target businesses with established brands, leading market positions and strong growth potential. We believe that consumer companies will continue to provide attractive investment opportunities through their successful efforts to capture consumer attention with products and services that maximize convenience and quality. We will focus on those companies that can build a lasting relationship with the consumer that yields predictable recurring revenue and significant growth potential. We believe that there are many companies whose brands are undervalued and underleveraged due to such factors as: an early stage of commercialization; a regional marketing and distribution focus; and the inadequate adoption of emerging technology, marketing methods and newer high growth distribution channels such as the Internet. We will consider opportunities within the consumer industry that include, but are not limited to, branded consumer products, food and beverages, apparel, footwear and accessories, personal care, retail, direct marketing, consumer Internet, restaurants, hospitality, consumer marketing services and consumer services.

Notwithstanding the foregoing, our efforts will not be limited to the healthcare or consumer industries. Accordingly, we may ultimately consummate a business combination with a target business in any industry or jurisdiction we choose. Although our management’s expertise is primarily in the healthcare and consumer services industries, if we are presented with an opportunity in another industry or jurisdiction that we believe would be in our stockholders’ best interests, we may pursue that opportunity. We will not base our decision to continue searching for target businesses in the healthcare or consumer industries on any specific factor, including the amount of time we have spent searching for target businesses in such industries. Rather, we will consider all potentially attractive business opportunities that we locate or that are presented to us. Therefore, although unlikely, it is possible that we will never actually approach a target business operating in the healthcare or consumer services industries, as we may be presented with very attractive opportunities in other industries at the outset of our search.

Our Management’s Prior Experience

Our management team has significant experience in founding, acquiring and operating healthcare and consumer companies, including the successful completion of two separate business combinations utilizing capital raised through a blank check company as well as the successful completion of more than 30 investments with funds managed through KBL Healthcare Ventures or in their other activities. Each of Zachary Berk, our chairman of the board, Marlene Krauss, our chief executive officer, secretary and director, Michael Kaswan, our chief operating officer and director, Andrew Sherman, our executive vice president, and Elijah Berk, our executive vice president, has been involved in other blank check companies in both healthcare and consumer sectors similar to ours that have successfully completed business combinations. In addition, Andrew Sherman has over 11 years of investment banking experience in mergers & acquisitions and capital raising transactions with a significant focus on companies in the retail, consumer products, direct marketing and consumer Internet sectors.

We intend to leverage the extensive contacts and relationships of our executive officers and directors and special advisors who have extensive experience in the healthcare and consumer industry to source, evaluate and execute investment opportunities. Our executive officers and directors have strong reputations and long-term relationships and contacts with senior executives and decision-makers. We believe that these relationships with executives employed with, and consultants engaged by, public and private businesses in potential target sectors, and with other boards in which our executive officers and directors participate, will provide us with an important advantage in sourcing and structuring potential business combinations. Additionally, our executive officers and directors have extensive contacts with venture capital funds, private equity investors, consultants, investment bankers, attorneys and accountants. While the past successes of our executive officers and directors do not guarantee that we will successfully consummate an initial business combination, they will play an important role in assisting us to identify strong potential targets and negotiate an agreement for our initial business combination and, to the extent that our executive officers and directors continue with us following the consummation of an initial business combination, we believe that their experience would help us operate the combined company. A more detailed discussion of our management’s background and experience is included in this prospectus under ‘‘Management.’’

Competitive Strengths

We believe that our company will succeed in consummating a business combination with a target business or businesses as a result of the following:

•	The experience of our management team in sourcing, negotiating and consummating acquisitions within the healthcare and consumer sectors;

•	The experience of our management team in raising SPAC capital, sourcing SPAC deal flow and executing SPAC transactions to successful completion;

•	Our network of business relationships with executives and board members of privately held companies; and

•	Our contacts within the investment banking, private equity, venture capital, and business communities, which will provide us with access to acquisition opportunities.

Prior Involvement of Principals in Blank Check Companies

KBL I, a blank check company with an objective to acquire an operating business in the healthcare industry, consummated its initial public offering on April 27, 1993, raising gross proceeds of

$17.25 million at an offering price of $6.00 per unit (SEC File No. 33-57436). Until the merger with Concord described below, KBL I’s units traded from a low of $6.00 per unit to a high of $11.05 per unit. Dr. Krauss was chairperson of the board and chief executive officer and Dr. Berk was vice president, treasurer and a member of the board of directors of KBL I from its inception until it merged with Concord, an owner, developer and operator of assisted living and long-term care facilities, on August 16, 1994. During this period, neither received any salary for their services to KBL I. However, KBL Healthcare, Inc., an affiliate of Drs. Berk and Krauss, received a $5,000 per month fee from KBL I for the use of office space and administrative services. Pursuant to the merger agreement with Concord, all the outstanding shares of Concord were converted into the right to receive a total of 3,500,000 shares of KBL I’s common stock and $1.4 million in cash. KBL I’s remaining cash, by way of merger, became working capital of Concord. The transaction was approved by holders of 86.3% of the shares of common stock held by public stockholders. No holder sought conversion of his shares. At the time of the acquisition, Dr. Krauss held 166,500 and Dr. Berk held 111,000 shares of Concord which, based on the market price at the time of the acquisition, were valued at $842,906 and $561,938 respectively. Concord became traded on the Nasdaq Global Market under the symbol CHGR.

Dr. Krauss remained as vice chairperson of the board and Dr. Berk continued to serve as a director of Concord until it was acquired by the Multicare Companies, Inc., a company providing skilled nursing care, assisted living, sub-acute care and related activities, on February 16, 1996 for $7.35 per share in cash, or approximately $114 million. During this period, neither received any salary for services to Concord. However, in connection with the merger between KBL I and Concord, Concord entered into a financial advisory and consulting agreement with KBL Healthcare, Inc., a company of which Dr. Krauss is chairperson and chief executive officer, and Dr. Berk is senior managing director. Pursuant to the agreement, KBL Healthcare, Inc. provided consulting services to Concord with respect to, among other things, developing and implementing corporate strategy and developing relationships with healthcare providers, service companies and other companies engaged in the healthcare industry. Pursuant to the agreement, KBL Healthcare, Inc. was paid $125,000 upon signing the agreement and $100,000 per year for the life of the agreement for its consulting services. Concord paid KBL Healthcare, Inc. an additional $170,000 for its services in connection with assisting Concord in refinancing certain of its then outstanding debt obligations. This agreement was terminated by Concord in connection with the acquisition of Concord by the Multicare Companies in February 1996. At the time of the sale to Multicare, Dr. Krauss held 224,500 shares of Concord worth $1,650,075 and Dr. Berk held 126,000 shares worth $926,100.

KBL Healthcare Acquisition Corp. II (‘‘KBL II’’), a blank check company with an objective to acquire an operating business in the healthcare or a healthcare-related industry, consummated its initial public offering on April 27, 2005, raising gross proceeds of $55.2 million at an offering price of $6.00 per unit (SEC File No. 333-122988). KBL II’s units trade on the Nasdaq Stock Market under the symbol SUMRU. KBL II’s units have traded from a low of $         per unit to a high of $         per unit, with a closing trading price of $         at             , 2008. From its inception until its merger with Summer Infant described below, Dr. Berk was the chairman of the board and president of KBL II, Dr. Krauss was the chief executive officer, secretary and director of KBL II, and Michael Kaswan was the chief operating officer and director of KBL II. From April 2005 until its merger with Summer Infant, Elijah W. Berk, our Executive Vice Presient, was the non-executive vice president of KBL II. None of Drs. Berk and Krauss and Messrs. Kaswan and Berk received any salary for their services to KBL II since its inception, except that Dr. Krauss receives a fee of $125,000 per year to act as chairman of the board of KBL II. However, KBL Healthcare Management, an affiliate of Drs. Berk and Krauss and Mr. Kaswan, received a $7,500 per month fee from KBL II for the use of office space and administrative services from its inception until its merger with Summer Infant. Prior to KBL II’s initial public offering, (i) Drs. Berk and Krauss had each purchased an aggregate of 571,429 shares of common stock (at approximately $0.0125 per share) with a market value of approximately $                   as of                     , 2008, (ii) Drs. Berk’s and Krauss’ children had also purchased an aggregate of 356,568 shares of common stock (at approximately $0.0125 per share) with a market value of approximately $                   as of                          2008 and (iii) Michael Kaswan had purchased an

aggregate of 400,000 shares of common stock (at approximately $0.0125 per share) with a market value of $                   as of                         , 2008. Dr. Krauss and her affiliates also subsequently purchased warrants to purchase an aggregate of 1,000,000 shares of common stock at an exercise price of $5.00 per share for an aggregate purchase price of $610,000 (at an average purchase price of $0.61 per warrant). Dr. Krauss also purchased an additional 500,000 warrants for an aggregate purchase price of approximately $341,259 (at an average purchase price of $0.68 per warrant). Additionally, Mr. Kaswan subsequently purchased warrants to purchase an aggregate of 150,000 shares of common stock at an exercise price of $5.00 per share for an aggregate purchase price of $97,825 (at an average purchase price of $0.65 per warrant).

On March 6, 2007, KBL II consummated the transactions contemplated by the Agreement and Plans of Reorganization with each of Summer Infant, Inc., Summer Infant Europe, Limited, and Summer Infant Asia, Ltd. (collectively, ‘‘Summer’’), and all of the stockholders of Summer, pursuant to which Summer became a wholly owned subsidiary of KBL II. In the transaction, the sellers received an aggregate of $20 million in cash and 3,916,667 shares of KBL II common stock, subject to downward adjustment based on Summer’s net worth, in exchange for all of the outstanding common stock of Summer. The sellers may also receive an additional amount of cash and shares of KBL II common stock based on the combined company attaining certain targets. At the closing of the acquisition, Dr. Krauss became KBL II’s chairman of the board of directors, pursuant to a three-year employment agreement under which she will receive an annual base salary of $125,000. Neither Dr. Berk nor Mr. Kaswan is continuing with KBL II. The transaction was approved by holders of 71.8% of the shares of common stock held by public stockholders. Holders of 1,208,775 shares of common stock (or 13.1 % of the shares of common stock held by public stockholders) voted against the acquisition and elected to convert their shares into a pro rata portion of the trust fund (an aggregate of approximately $6,884,000).

KBL III, a blank check company with an objective to acquire an operating business in the healthcare industry, consummated its initial public offering on July 25, 2007, raising gross proceeds of $138.0 million at an offering price of $8.00 per unit (SEC File No. 333-141342). KBL III’s units trade on the American Stock Exchange under the symbol KHA.U. KBL III’s units have traded from a low of $7.60 per unit to a high of $8.25 per unit, with a closing trading price of $             at                     , 2008. Since its inception, Dr. Berk has been the chairman of the board of KBL III, Dr. Krauss has been the chief executive officer, secretary and director of KBL III, Michael Kaswan has been the chief operating officer and director of KBL III, Joseph Williamson has been a director of KBL III and Ellen Marram has been a special advisor of KBL III. Andrew D. Sherman, our executive vice president, has acted as a consultant to KBL III since August 2007. Elijah W. Berk, our executive vice president, has been a non-executive vice president of KBL III since August 2007. None of Drs. Berk and Krauss and Messrs. Kaswan, Williamson, Sherman and Berk and Ms. Marram has received any salary for services to KBL III since its inception. However, KBL Healthcare Management has received a $10,000 per month fee from KBL III for the use of office space and administrative services since its inception. Subsequent to KBL III’s initial public offering, KBL III engaged Mr. Sherman as a consultant and agreed to pay him a monthly fee of $25,000 and a fee of $500,000 upon consummation by KBL III of a business combination. Payments to Mr. Sherman under the agreement have aggregated          since its execution in August 2007. Prior to KBL III’s initial public offering, (i) Drs. Berk and Krauss had each purchased an aggregate of 945,857 shares of common stock (at approximately $0.007 per share) with a market value of approximately $                 as of             , 2008, (ii) trusts established for Drs. Berk’s and Krauss’ children had also purchased an aggregate of 180,000 shares of common stock (at approximately $0.007 per share) with a market value of approximately $                 as of                     , 2008, (iii) Michael Kaswan had purchased an aggregate of 1,035,856 shares of common stock (at approximately $0.007 per share) with a market value of $                 as of                     , 2008, (iv) Ellen Marram had purchased an aggregate of 24,857 shares of common stock (at approximately $0.007 per share) with a market value of $         as of                 , 2008, (v) Joseph Williamson purchased an aggregate of 64,285 shares of common stock (at approximately $0.007 per share) with a market value of $             as of                     , 2008 and (vi) Elijah W. Berk purchased an aggregate of 225,000 shares of common stock (at approximately $0.007 per share) with a

market value of $             as of                         , 2008. Simultaneously with the consummation of KBL III’s initial public offering, each of Drs. Berk and Krauss and Mr. Kaswan purchased 300,000 warrants, each to purchase one share of common stock at $6.00 per share, for an aggregate purchase price of $300,000, or an aggregate of $900,000, Ellen Marram purchased 75,000 warrants, each to purchase one share of common stock at $6.00 per share, for an aggregate purchase price of $75,000 and Joseph Williamson purchased 20,000 warrants, each to purchase one share of common stock at $6.00 per share, for an aggregate purchase price of $20,000.

None of our officers or directors has had any other involvement with any other blank check company.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of these in effecting our initial business combination. Although substantially all of the net proceeds of this offering and private placement are intended to be applied generally toward effecting our initial business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of our initial business combination. Our initial business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These may include time delays, significant expense, loss of voting control and challenges associated with compliance with various Federal and state securities laws. In the alternative, we may seek to consummate our initial business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect our initial business combination with only a single target business.

We Have Not Identified a Target Business

Although we intend to initially concentrate our search for target businesses in the healthcare or consumer industries, we are not limited to these industries. Furthermore, we have not selected any target business with which to complete an initial business combination. None of our officers, directors, special advisors or their respective affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target business, nor have we engaged or retained any agent or other representative to identify or locate such a target business. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. Additionally, we have not contacted any of the prospective target businesses of KBL III and do not intend to do so unless the operations, profits or prospects of such target business improved significantly and we were made aware of such change. At this time, we do not anticipate this happening. Furthermore, we have agreed that, unless and until KBL III enters into a definitive agreement for an initial business combination or liquidates prior thereto, we will not execute a definitive agreement for a business combination with a target business in the healthcare or healthcare related industry. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in an initial business combination with a target business on favorable terms or at all.

Subject to the limitations that a target business have a fair market value of at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of our initial business combination, as described below in more detail, and that in the event we structure our initial business combination to acquire less than 100% of the equity interests of a target business, we will acquire no less than a controlling interest (meaning at least 50.1% of the voting securities of the target business), we will have broad flexibility in identifying and selecting one or more prospective target businesses in the healthcare or consumer industries. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete an initial business combination. To the extent we effect our initial business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors. In addition, some of those risks may be outside our control, meaning that we would not be able to reduce the risk that they would adversely impact the business resulting from our initial business combination.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers (which may potentially include the underwriters in this offering or their affiliates), venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers, directors and special advisors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions in the healthcare industry, but may retain advisors as they deem necessary to assist them in their due diligence efforts. In no event, however, will any of our existing officers, directors, special advisors or stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction). We have agreed that we will not acquire an entity with which our management, through their other business activities, is currently having acquisition or investment discussions. We have also agreed not to (i) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors or special advisors, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals or (ii) enter into an initial business combination where we acquire less than 100% of a target business and any of our officers, directors, special advisors or their affiliates, or any other blank check company or private equity firm, acquires the remaining portion of such target business, unless, in either case, (a) such transaction is approved by a majority of our disinterested directors and (b) we obtain an opinion from an independent investment banking firm which is a member of FINRA that the business combination is fair to our unaffiliated stockholders from a financial point of view.

Selection of a Target Business and Structuring of an Initial Business Combination

Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80% of the balance in the trust account

(excluding deferred underwriting discounts and commissions and taxes payable) at the time of such initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We will only consummate a business combination in which we acquire a controlling interest in the target.

We will seek to acquire a business whose operations can be improved and enhanced with our capital resources and where there are substantial opportunities for both organic and acquisition growth. We believe the majority of the transactions we will review and consider fall into the following categories, although we may decide to enter into a business combination with a target that falls outside of these categories:

•	Growth Scenarios. Situations where companies have the opportunity for organic growth through market development, incremental marketing or increases in working capital.

•	Industry Consolidations. Opportunities in fragmented industries, or new emerging markets, in which revenue growth is driven, and operating expenses are leveraged, in large part via strategic acquisitions.

•	Private Middle Market Companies. Owners of privately held middle market companies may seek to realize the value of their investments through a sale of their company.

•	Portfolio Companies of Private Equity and Venture Capital Firms. Because most private equity and venture capital funds must distribute the fund assets following a fixed term of years, they typically seek transactions for their portfolio companies that result in the receipt of cash or marketable securities for their investors.

•	Divisional Spin-outs. Operating units of larger companies that are profitable but may be deemed non-core by the parent organization.

While we do not have set criteria for a target business, we have established general guidelines:

•	Established Companies. We will generally focus on companies with a history of operating and financial results. We do not intend to acquire start-up companies.

•	Strong Free Cash Flow Characteristics. We will seek to acquire companies that have a history of, or the ability to generate, strong, stable free cash flow. This may include companies with opportunities for cash flow growth through operational expansion or turnaround.

•	Strong Competitive Industry Position. For each potential acquisition, we will review growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. We will focus on companies that have a leading market position or that we believe have an opportunity to develop such a position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, trademark protection and brand positioning. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

•	Experienced Management Team. We will seek to acquire businesses that have strong, experienced management teams. We may also seek to supplement target businesses’ management teams with seasoned and experienced executives recruited through our extensive professional network. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow.

•	Diversified Customer and Supplier Base. We will seek to acquire businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively influence their customers, suppliers and competitors.

We believe such factors will be important in evaluating prospective target businesses, regardless of whether we acquire a target business in the healthcare or consumer services industries or in any other industry and anticipate using these same criteria to analyze a target business in any industry that we ultimately may explore. We will generally use these criteria and guidelines in evaluating acquisition opportunities, although we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

These criteria are not intended to be exhaustive. We may enter into our initial business combination with a target business that does not meet these criteria or guidelines. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting an initial business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to do so. We are also required to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, we would cease negotiations with such target business.

We will endeavor to structure our initial business combination so as to achieve the most favorable tax treatment to us, the target business and its stockholders. The time and costs required to select and evaluate a target business and to structure and complete our initial business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of our working capital outside of the trust account available to complete our initial business combination.

Fair Market Value of Target Business

In our initial business combination, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions and taxes payable) at the time of such business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions and taxes payable). We anticipate structuring our initial business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure our initial business combination to acquire less than 100% of such interests or assets of the target business. In the event we structure our initial business combination to acquire less than 100% of the equity interests of a target business, we will acquire no less than a controlling interest (meaning at least 50.1% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions and taxes payable). In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. If we issue securities in order to consummate our initial business combination, our stockholders prior to our initial business combination could end up owning a minority of the combined company as there is no requirement that our stockholders own a certain percentage of our company after our initial business combination. Since we have no specific initial business combination under consideration, we have not entered into any fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criterion. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with our initial business combination, and that such independent investment banking firm will be a consenting expert. As the opinion will be addressed to our board of directors for their use in evaluating the transaction, we do not anticipate that our stockholders will be entitled to rely on such opinion, in which case we would provide support for such a determination in our proxy soliciting materials. However, as the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction, even if the proposed transaction involves a target business that is affiliated with our initial stockholders, officers, special advisors, directors or their affiliates, because investors will still have the benefit of reading a copy of the opinion and all the supporting facts surrounding the conclusion set forth in the opinion. Accordingly, whether the independent investment banking firm allows stockholders to rely on their opinion will not be a factor in determining which firm to hire. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of Business Diversification

Our initial business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such business combination, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating an initial business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the healthcare or consumer industries, and

•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of these sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct and that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following our initial business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel including specifically Drs. Berk and Krauss or Mr. Kaswan will remain in senior management or advisory positions with the combined company following our initial business combination, it is unlikely that they will devote their full time efforts to our affairs following our initial business combination. Moreover, they would only be able to remain with the company after the consummation of our initial business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of our initial business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the combined company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Stockholder Approval of our Initial Business Combination

Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, or the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. All of our initial stockholders, including all of our officers, directors and special advisors, also have agreed that they will vote all shares of common stock purchased by them in or after this offering in favor of our initial business combination. We will proceed with our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of our initial business combination, and (ii) public stockholders owning less than 40% of the shares sold in this offering both exercise their conversion rights and vote against our initial business combination. In the event we fail to complete an initial business combination, our initial stockholders will participate in any liquidation distributions with respect to any shares of common stock purchased by them in or following the consummation of the offering, but not with respect to their initial shares.

Extension of Time to Complete Business Combination to 30 Months

We will have a period of 24 months after the date of this prospectus to effect our business combination. However, if we have executed a definitive agreement with respect to a proposed business combination within such 24-month period, we will have an additional six months, or a total of 30 months after the date of this prospectus, to effect a business combination.

Conversion Rights

At the time we seek stockholder approval for our initial business combination, we will offer each public stockholder the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group’’ (as such term is defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. We will require each public stockholder seeking to exercise conversion rights to certify to us, under penalty of perjury, whether such stockholder is acting in concert or as a group with any other stockholder. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns more than 10% of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

Our initial stockholders will not have conversion rights with respect to any shares of common stock owned by them, directly or indirectly, including their initial shares or any shares purchased by them in this offering or in the aftermarket (nor will they seek appraisal rights with respect to such shares if appraisal rights would be available to them). The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commission and including interest not previously released to us), as of two business days prior to the consummation of the business combination, divided by the number of shares of common stock sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be approximately $9.85, or $0.15 per share less than the public offering price of $10.00.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and at or prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Traditionally, in order to perfect conversion rights in connection with a blank check company’s initial business combination, a holder could simply vote no against a proposed initial business combination and check a box on the proxy card indicating such holder was seeking to convert. Once the initial business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an ‘‘option window’’ after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a continuing right surviving past the consummation of the business combination until the converting holder delivered his certificate for conversion. Alternatively, we may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for our proposed initial business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. The requirement for physical or electronic delivery prior to the meeting would be imposed to ensure that a converting holder’s election to convert is irrevocable once the business combination is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 per transaction and it would be up to the broker whether or not to pass this cost on to the converting holder. Accordingly, if a stockholder holds only a few shares of common stock, this fee may make seeking conversion less beneficial to such stockholder than selling his shares in the open market depending on the then current trading price of our common stock. The fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting — the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. However, if a proposed business combination is ultimately rejected and we are unable to complete another business combination, such fee would have been incurred unnecessarily.

The steps outlined above will make it more difficult for our stockholders to exercise their conversion rights. In the event that it takes longer than anticipated to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares. However, we will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date.

Any request for conversion, once made, may be withdrawn at any time up to the time of the stockholder vote with respect to the initial business combination. If a stockholder delivers his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of our initial business combination. Public stockholders who convert their stock into their pro rata share of the trust account still have the right to exercise any warrants they still hold.

If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination with respect to which they exercised their conversion rights was duly approved and subsequently completed, or in connection with our liquidation.

We will not complete any business combination if public stockholders, owning 40% or more of the shares sold in this offering, both vote against the business combination and exercise their conversion rights. Accordingly, it is our understanding and intention in every case to structure and consummate an initial business combination in which public stockholders owning fewer than 5,999,999 shares sold in this offering may exercise their conversion rights and the business combination will still go forward. We have set the conversion percentage at 40% in order to reduce the likelihood that a small group of investors holding blocks of our stock will be able to stop us from completing an initial business combination that may otherwise be approved by a large majority of our public stockholders. This may have the effect of making it easier for us to consummate an initial business combination.

Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.15 of net sales proceeds for, the warrants included in the units, or persons who purchase common stock in the aftermarket at a price in excess of $9.85 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Dissolution and Liquidation if no Business Combination

Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, provides that if we do not consummate a business combination within 24 months (or 30 months if a definitive agreement with respect to a proposed business combination has been executed within 24 months) after the date of this prospectus, we will dissolve as promptly as practicable and liquidate and distribute to our public stockholders, as part of our plan of distribution, our net assets, including the net proceeds of this offering held in the trust account described in this prospectus. We view this provision requiring us to dissolve as promptly as practicable if we do not consummate a business combination within 24 months (or 30 months if a definitive agreement with respect to a proposed business combination has been executed within 24 months) after the date of this prospectus as an obligation to our stockholders, and our officers and directors have agreed that they will not take any action to amend or waive this provision to allow us to operate for a longer period of time except in connection with the consummation of our initial business combination.

Pursuant to the terms of our amended and restated certificate of incorporation, it is intended that our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Pursuant to the trust agreement governing such funds, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until approval of our dissolution and plan of distribution is obtained from our stockholders, the funds held in our trust account will not be released (other than in connection with the funding of working capital, the payment of taxes, a conversion or a business combination as described in this prospectus). Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and, other than in connection with the funding of working capital, the payment of taxes, a conversion or a business combination, the funds will not be available for any other corporate purpose. As promptly as practicable upon the later to occur of (i) the approval by our stockholders of our dissolution and plan of distribution or (ii) the effective date of such approved plan of distribution, we will liquidate our trust account to our public stockholders. Concurrently, we shall pay, or reserve for payment, from interest released to us from the trust account if available, our liabilities and obligations.

Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $9.85, or $0.15 less than the per-unit offering price of $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors, providers of financing and service providers we have engaged to assist us in any way in connection with our search for a target business or consummation of our initial business combination and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Although we will seek to have all vendors, providers of financing, service providers, prospective target businesses or other entities with which we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would examine the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Drs. Berk and Krauss and Mr. Kaswan have personally agreed, pursuant to agreements with us and Citigroup Global Markets Inc. that, if we liquidate prior to the consummation of our initial business combination, they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced by claims of target businesses or entities that are owed money by us for services rendered or contracted for or products sold to us. However, the agreements entered into by Drs. Berk and Krauss and Mr. Kaswan specifically provide that they will have no liability (i) as to any claimed amounts owed to a third party who executed a waiver or (ii) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Further, there could be claims from other parties that would not be covered by the indemnity from Drs. Berk and Krauss and Mr. Kaswan, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. We cannot assure you, however, that they would be able to satisfy those obligations and if they refused to satisfy their obligations, our board of directors would have a fiduciary obligation, and we would be required, to bring a claim against them to enforce our indemnification rights. Accordingly, the actual per-share liquidation price could be less than $9.85, plus interest, due to claims of creditors. Additionally, if we file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.85 per share.

If we enter into a definitive agreement to complete an initial business combination prior to the expiration of 24 months after the date of this prospectus, but are unable to complete the business combination within the 24-month period, then we will have an additional six months in which to complete the business combination contemplated by the definitive agreement. If we are unable to do so by the expiration of the 30-month period after the date of this prospectus, we will seek stockholder approval to dissolve and liquidate as described in this prospectus. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will distribute the proceeds to our public stockholders. Our instruction to the trustee will be given promptly after the later to occur of (i) the approval by our stockholders of our dissolution and plan of distribution or (ii) the effective date of such approved dissolution and plan of distribution.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our dissolution and liquidation or if they convert their respective shares into cash upon our initial business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval of our dissolution and plan of distribution providing for the liquidation of the trust account to our public stockholders, we do not intend to comply with the procedures set forth in Section 280 of the Delaware General Corporation Law. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, financing providers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all contracted parties and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that contracted parties and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.85 due to claims or potential claims of creditors.

If we file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders as promptly as practicable after our dissolution, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

We expect that all costs associated with the implementation and completion of our dissolution and plan of distribution (currently estimated to be between $75,000 and $125,000) as well as funds for payments to creditors, if any, will be funded by the interest earned on the trust account released to us, although we cannot give you assurances that there will be sufficient funds for such purposes.

We currently believe that any dissolution and plan of distribution in connection with the expiration of the 24- and 30-month deadlines would proceed in approximately the following manner:

•	prior to such deadline, our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation and Delaware law, consider a resolution for us to dissolve and consider a plan of distribution which it may then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of distribution as well as the board’s recommendation of such plan;

•	upon such deadline, we would file our preliminary proxy statement with the SEC;

•	if the SEC does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail a definitive proxy statement to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our dissolution and plan of distribution; and

•	if the SEC does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail a definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution and plan of distribution.

In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation will set forth certain provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including that:

•	upon the consummation of this offering, $147,750,000 or $169,518,750 if the underwriters’ over-allotment option is exercised in full (comprising (i) $142,125,000 of the net proceeds of this offering and the sale of the private placement warrants (or $163,050,000 if the underwriters’ over-allotment option is exercised in full) and (ii) $5,625,000 in deferred underwriting discounts and commissions (or $6,468,750 if the underwriters’ over-allotment option is exercised in full)) shall be placed into the trust account;

•	prior to the consummation of our initial business combination, we shall submit the initial business combination to our stockholders for approval;

•	we will consummate an initial business combination only if it has a fair market value equal to at least 80% of the amount held in trust (excluding deferred underwriting discounts and commissions of $5,625,000 million or approximately $6,468,750 million if the underwriters’ over-allotment option is exercised in full);

•	we may consummate our initial business combination only if (i) the initial business combination is approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, and (ii) public stockholders owning less than 40% of the shares sold in this offering have voted against the business combination and exercise their conversion rights;

•	if a proposed initial business combination is approved and consummated, public stockholders who exercised their conversion rights and voted against the initial business combination may convert their shares into cash at the conversion price on the closing date of such initial business combination;

•	if our initial business combination is not consummated within 24 months (or 30 months if a definitive agreement with respect to such proposed business combination has been executed within 24 months) after the date of this prospectus, then we will dissolve as promptly as practicable and liquidate and distribute to our public stockholders, as part of our plan of distribution, our net assets, including the net proceeds of this offering held in the trust account described in this prospectus;

•	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

•	prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

•	our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

•	the audit committee shall review and approve all payments made to our initial stockholders, officers, directors, special advisors or our or their affiliates, other than the repayment of an aggregate of $100,000 non-interest bearing loans made by Marlene Krauss and Michael Kaswan to us to cover offering-related and organizational expenses and the payment of an aggregate of $10,000 per month to KBL Healthcare Management, Inc., an affiliate of Drs. Berk and Krauss and Michael Kaswan, for office space, utilities and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval; and

•	we are prohibited from incurring debt for borrowed money prior to an initial business combination unless such debt does not require the payment of interest prior to an initial business combination and the lender waives any rights to amounts held in trust.

Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, provides that certain provisions may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Seventh of our amended and restated certificate of incorporation, as obligations to our stockholders, and our officers and directors have agreed that they will not recommend or take any action to amend or waive these provisions.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately      blank check companies that have completed initial public offerings in the United States with more than $         billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of our initial business combination and obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with the business combination may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders who both vote against our initial business combination and exercise their conversion rights may reduce the resources available to us for our initial business combination;

•	our outstanding warrants, and the potential future dilution they represent; and

•	the requirement to acquire assets or an operating business that has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions and taxes payable), at the time of our initial business combination could require us to acquire several assets or businesses at the same time, each of which sales would be contingent on the closings of the other sales and which could make it more difficult to consummate our initial business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination.

We also may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business.

Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to our initial business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at 380 Lexington Avenue, 31st Floor, New York, New York. The cost for this space is included in the $10,000 per month fee KBL Healthcare Management, Inc.

charges us for general and administrative services pursuant to a letter agreement between us and KBL Healthcare Management, Inc. We share this space with KBL Healthcare Management, Inc. and KBL III. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by KBL Healthcare Management, Inc. is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We have five executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Legal Proceedings

There is no material litigation currently pending against us or any of our officers or directors in their capacity as such.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$147,750,000 of the net offering proceeds, including the deferred underwriting discounts and commissions and the $3,350,000 we will receive from the sale of the private placement warrants will be deposited into the trust account at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$125,550,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $147,750,000 of net offering proceeds, including the deferred underwriting discounts and commissions and the $3,350,000 we will receive from the sale of the private placement warrants held in the trust account will only be invested in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 that only invest in government securities having a maturity of 180 days or less.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on Fair Value or Net Assets of Target Business	The initial target business, or the control stake in such target business, that we acquire must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.

Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading 35 days after the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.
In no event will the common stock and warrants be traded separately until we have filed a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file this Current Report on Form 8-K promptly after the consummation of this offering, which is anticipated to take place on the third business day after the date the units begin trading. If the over-allotment option is exercised after our initial filing of a Current Report on Form 8-K, we will file an amendment to the Current Report on Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of our initial business combination and one year after the date of this prospectus, provided that a registration statement relating to the shares of common stock issuable upon exercise of the warrants is effective and current, and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will give our stockholders the opportunity to vote on our initial business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in the proxy solicitation materials is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. Further, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group,’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination within 24 months (or 30 months if a definitive agreement with respect to a proposed business combination has been executed within 24 months) after the date of this prospectus, we will dissolve as promptly as practicable and liquidate and distribute to our public stockholders, as part of our plan of distribution, our net assets, including the net proceeds of this offering held in the trust account described in this prospectus.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Interest earned on the funds in the trust account	There can be released to us, from time to time, interest earned on the funds in the trust account (i) an aggregate amount of up to $2,150,000, subject to adjustment, to fund our working capital requirements and (ii) any amounts necessary to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of our initial business combination and our liquidation upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except for (i) an aggregate amount of up to $2,150,000, subject to adjustment, we may need to fund our working capital requirements and (ii) any amounts that we may need to pay our tax obligations that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of our initial business combination and our liquidation upon failure to effect our initial business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Zachary C. Berk, O.D.	60	Chairman of the Board
Marlene R. Krauss, M.D	62	Chief Executive Officer, Secretary and Director
Michael D. Kaswan	40	Chief Operating Officer and Director
Andrew D. Sherman	37	Executive Vice President
Elijah W. Berk	34	Executive Vice President
Nomi P. Ghez	61	Director
Joseph A. Williamson	55	Director
Robert F. Bernstock	57	Director

Zachary C. Berk, O.D. has been our chairman of the board since our inception. Dr. Berk has been a managing member and secretary and treasurer of KBL Healthcare Management, Inc., a management company that provides investment services to the KBL Healthcare venture capital funds (‘‘KBL Funds’’), since November 1998. He has also been the chairman of the board of KBL III since its inception in January 2007. Dr. Berk has also been affiliated with all of the KBL Funds since November 1998. In August 1991, Dr. Berk co-founded KBL Healthcare, Inc., a venture capital and investment banking firm engaged in advisory and principal based funding activities for early-stage and middle-market companies in the healthcare field, and has served as its senior managing director since its formation. Dr. Berk has also served as chairman of the board of Prolong Pharmaceuticals Inc., a drug delivery company developing improved formulations of proteins, since March 2005, and has served as its chief executive officer since November 2006. In June 1999, Dr. Berk co-founded Lumenos, Inc., a consumer-driven healthcare company, and served as its vice chairman of the board from September 1999 to April 2004. From December 2004 to March 2007, Dr. Berk served as the chairman of the board and president of KBL II. In March 2007, KBL II acquired Summer Infant (USA) Inc., a designer, marketer and distributor of branded durable juvenile health, safety and wellness products for infants and toddlers. From April 1993 to August 1994, Dr. Berk served as vice president, treasurer and a member of the board of directors of KBL I, a blank check company with an objective to acquire an operating business in the healthcare industry. In August 1994, KBL I merged with Concord Health Group, Inc., an owner, developer and operator of assisted living and long-term care facilities, and Dr. Berk remained a director of Concord until February 1996. Dr. Berk received a B.S. and a Doctorate of Optometry from Pacific University. Dr. Berk is the husband of Dr. Krauss, our chief executive officer, secretary and director, and father of Elijah Berk, our executive vice president.

Marlene R. Krauss, M.D. has been our chief executive officer, secretary and a member of our board of directors since our inception. Since November 1998, Dr. Krauss has been a managing member and president of KBL Healthcare Management. During this time, Dr. Krauss co-founded or has served on the board of directors of several of KBL Healthcare Management’s portfolio companies. Dr. Krauss has also been the chairperson of the board of Summer Infant (formerly KBL II) since March 2007 and served as its chief executive officer and secretary from its inception in December 2004 until March 2007. Dr. Krauss has also been the chief executive officer, secretary and a member of the board of directors of KBL III since its inception in January 2007. Since August 2007, she has also been president of the Chelsea 23rd Street Corporation, operator of the Hotel Chelsea in New York, New York. From April 1993 to August 1994, Dr. Krauss served as chairperson and chief executive officer of KBL I. In August 1994 upon KBL I’s merger with Concord Health Group, Dr. Krauss continued to serve as its vice chairperson until February 1996. In August 1991, Dr. Krauss co-founded KBL Healthcare, Inc. and has served as its chairperson and chief executive officer since its formation. In June 1999, Dr. Krauss co-founded Lumenos and has served as a member of its board of directors since its formation. From April 1993 to August 1994, Dr. Krauss served as chairperson and chief executive officer of KBL I. Following its merger with Concord, Dr. Krauss served as its vice chairperson until February 1996. Dr. Krauss also co-founded and/or led the initial financing for the following companies:

•	Candela Corporation, a Nasdaq Global Market listed developer of advanced aesthetic laser systems that allow physicians and personal care practitioners to treat a wide variety of cosmetic and medical conditions;

•	Summit Autonomous Inc., formerly a Nasdaq Global Market listed manufacturer and supplier of excimer laser systems and related products used to perform procedures that correct common refractive vision disorders such as nearsightedness, farsightedness and astigmatism; and

•	Cambridge Heart, Inc., an Over The Counter Bulletin Board listed company that is engaged in the research, development and commercialization of products for the non-invasive diagnosis of cardiac disease.

Dr. Krauss is also a member of the board of directors of PneumRx, Inc., a medical device company developing products for interventional pulmonology applications, of Prolong Pharmaceuticals, a drug delivery company, and of Cardiofocus, Inc., an interventional cardio vascular company treating atrial fibrillation. Dr. Krauss received a B.A. from Cornell University, an M.B.A. from Harvard Graduate School of Business Administration and an M.D. from Harvard Medical School. She trained at the Harvard affiliated hospitals, the Beth Israel Hospital and the Deaconess Hospital, as well as Mt. Sinai Hospital in New York. She completed her training as a vitreoretinal surgeon at New York Hospital in 1985 and was Clinical Instructor of Ophthalmology at New York Hospital and is a Board Certified Ophthalmologist. Dr. Krauss is the wife of Dr. Berk and stepmother of Elijah Berk.

Michael D. Kaswan has served as our chief operating officer and a member of our board of directors since our inception. From July 1997 to November 1998, Mr. Kaswan served as a senior associate of KBL Healthcare, Inc. Mr. Kaswan has been an employee of KBL Healthcare Management Inc. since November 1998, and is currently a managing director. He has also been affiliated with all of the KBL Funds since November 1998. Mr. Kaswan has also been the chief operating officer and a member of the board of directors of KBL III since its inception in January 2007. In June 1999, Mr. Kaswan co-founded Lumenos. Mr. Kaswan was a member of the board of Scandius Biomedical, Inc., a privately held medical device company that designs, manufactures, and markets products for the orthopedic sports medicine market, from December 2003 until its sale to Covidien, a medical device company, in November 2007 and its chairman from December 2006 to November 2007. Mr. Kaswan was also a member of the board of directors of Remon Medical Technologies, Inc., a private company that is developing implantable biomedical sensors and communications systems, from September 2004 until its sale to Boston Scientific, Inc. in August 2007. Mr. Kaswan served as the chief operating officer and a member of the board of directors of KBL II from its inception in December 2004 until its merger with Summer Infant (USA) in March 2007. Mr. Kaswan received a B.S. from the University of Virginia and an M.B.A. from Harvard Business School.

Andrew D. Sherman has been our executive vice president since our inception. Since May 2007, Mr. Sherman has been an independent consultant and has provided consulting services to KBL III since August 2007. Mr. Sherman has over 11 years of investment banking experience in mergers & acquisition and capital raising across a variety of sectors including retail, consumer products, consumer Internet, healthcare, industrials and media. Mr. Sherman was affiliated with Banc of America Securities from June 2001 to May 2007, serving most recently as a principal in investment banking. From January 2000 to May 2001, Mr. Sherman was a co-founder and executive vice president, business development of Brand3, an Internet infrastructure software company targeting branded companies and retailers until its sale to American Express in 2001. From August 1997 to January 2000, Mr. Sherman was an investment banker covering retail and consumer products companies at Montgomery Securities. From July 1992 to August 1995, Mr. Sherman was an investment banker focused on mergers & acquisitions at James D. Wolfensohn, Incorporated. Mr. Sherman received a

B.A. and a B.S. from the University of Pennsylvania, where he attended The Wharton School of Business, and an M.B.A. from the Harvard Graduate School of Business Administration.

Elijah W. Berk has been our executive vice president since January 2008. Mr. Berk has been an employee of KBL Healthcare Management Inc. since October 2000, and is currently a vice president. From October 2000 to December 2002, Mr. Berk served as an associate of KBL Healthcare, Inc. He has also been affiliated with all of the KBL Funds since October 2000. Mr. Berk has also been a non-executive vice president of KBL III since July 2007. Mr. Berk served as the vice president of KBL II from April 2005 until its merger with Summer Infant (USA) in March 2007. Mr. Berk received a B.A. from Fordham University and an M.B.A. from Columbia Business School. Mr. Berk is the son of Zachary Berk and stepson of Marlene Krauss.

Nomi P. Ghez has been a member of our board of directors since our inception. Since November 2003, Ms. Ghez has been a co-founding partner of Circle Financial Group, LLC, an integrated private wealth management group of ten professional women. Ms. Ghez was affiliated with Goldman Sachs from 1982 to November 2003, most recently acting as a senior banker within the consumer sector of Goldman Sachs’ Mergers and Strategic Advisory Division, as well as a managing director. From 1982 to 2000, Ms. Ghez was Goldman Sachs’ food analyst in Investment Research, covering all the major U.S. food companies, as well as the main global companies such as Nestle Danone, Numico and Unilever. Ms. Ghez received a B.A. and M.A. from Tel Aviv University and a Ph.D. from New York University.

Joseph A. Williamson has served as a member of our board of directors since our inception. Mr. Williamson has been a partner of Commerce Health Ventures, L.P., a targeted healthcare and life sciences private equity fund, since July 2003. Commerce Health Ventures’ portfolio includes a variety of healthcare companies such as: Continuing Care Rx, an institutional pharmacy company servicing over 10,500 long-term care beds in over 100 nursing facilities and approximately 25 correctional facilities across the northeastern United States; EKR Therapeutics, a provider of prescription products and therapeutic solutions that support and improve the quality of life of cancer patients; and Habit Opco, Inc., an accredited healthcare organization in New England providing multi-disciplinary treatment services on an outpatient basis to individuals addicted to drugs. Mr. Williamson has also been a partner of Vantage Point, L.P., a developer and operator of senior housing facilities since April 2004. Mr. Williamson has also served as a member of the board of directors of KBL III since its inception and also served as a special advisor to KBL II from its inception in December 2004 until its merger with Summer in March 2007 and has served as an advisor to KBL Healthcare Ventures since 1998. From December 1996 to July 2003, Mr. Williamson served as chairman of the board of Brandywine Senior Care, Inc., a non-acute continuum of care company that Mr. Williamson founded. From 1992 to December 1996, Mr. Williamson served as president, chief operating officer and a member of the board of directors of Concord. Mr. Williamson received a B.S. from Villanova University, a J.D. from the Delaware Law School of Widener University and an M.B.A. from Temple University.

Robert F. Bernstock has served as a member of our board of directors since March 2008. Since September 2006, Mr. Bernstock has served as chairman and chief executive officer of Securesheet Technologies, a private software company. From 2003 to September 2006, Mr. Bernstock was affiliated with The Scotts Miracle-Gro Company, a marketer of branded consumer products for lawn and garden care, acting most recently as president and chief operating officer and prior to that as an executive vice president. From October 2002 to May 2003, Mr. Bernstock served as senior vice president and general manager of The Dial Corporation. From January 2001 to January 2002, he was president, chief executive officer and a board member of Atlas Commerce, Inc., a provider of software applications for private exchanges. From March 1998 to January 2001, Mr. Bernstock was president, chief executive officer and a board member of Vlasic Foods International Inc., a public foods company and former subsidiary of Campbell Soup Company. From July 1997 to March 1998, Mr. Bernstock served as executive vice president of Campbell Soup Company and president of its Specialty Food Division. Prior to that, he served as president of the U.S. and International divisions of Campbell Soup Company. Mr. Bernstock serves as a director of NutriSystem, Inc. and The Pantry, Inc. Mr. Bernstock received a B.A. from Hamilton College and an M.B.A. from Harvard Business School.

Our board of directors is currently divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Nomi P. Ghez and Robert F. Bernstock, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Michael Kaswan, and Joseph Williamson, will expire at the second annual meeting. The term of the third class of directors, consisting of Zachary Berk and Marlene Krauss, will expire at the third annual meeting. Upon consummation of a business combination, this classified board feature will terminate and we will then have only one class of directors, with each director elected annually.

Special Advisors

We also have several advisors that will assist us with our search for our target business. We have no formal arrangements or agreements with these advisors to provide services to us and accordingly, they have no contractual or fiduciary obligations to present business opportunities to us, although they own shares of our common stock. These special advisors will simply provide advice, introductions to potential targets, and assistance to us, at our request, only if they are able to do so. Nevertheless, we believe with their business background and extensive contacts, they will be helpful to our search for a target business and our consummation of a business combination. Our special advisors are as follows:

Myra M. Hart has worked with several high-growth-potential ventures as a board member, advisor and/or consultant, since 1995. From July 1995 until her retirement in June 2007, she was a Professor of Entrepreneurial Management at the Harvard Business School. From 1990 to 1995, Ms. Hart was a doctoral student at Harvard University. From 1985 until 1990, Ms. Hart was employed by Staples, Inc., where she was one of the four founding officers, in various management capacities, with a primary emphasis on strategic planning and growth implementation in new and existing markets. Ms. Hart is a Director of Office Depot, Inc., Nina McLemore Inc., Kraft Foods Inc., Summer Infant and IntelliVid Corporation. She is also a director of the Center for Women’s Business Research and a Trustee of Babson College and Trustee Emeritus of Cornell University. Ms. Hart received a B.A. from Cornell University and an MBA and DBA from Harvard University.

Jerry L. Johnson has served as chairman of Radnor Trust Company, a full-service commercial bank specializing in high-end wealth management and philanthropy management since 2006. In 2001, Mr. Johnson founded and has served as chairman of Axum Partners, LLC, an advisory firm providing business, financial and strategic services, since its formation. From 2002 to 2006, he also served as president of eMoney Advisors, Inc., a holistic wealth-planning software firm. From 1995 to 2002, Mr. Johnson served as senior and later executive vice president of Safeguard Scientifics, Inc., a publicly-traded venture capital firm. From 1976 to 1995, Mr. Johnson held various positions with US West Communications, Inc., a communications network and technology services company, most recently vice president. Mr. Johnson received a B.A. from Truman State University, an M.S. in management from the Massachusetts Institute of Technology and an M.S. in psychology from Northern Illinois University.

Jason Kilar serves as the chief executive officer of Hulu, LLC, an online video joint venture of News Corp and NBC Universal. Mr. Kilar joined Hulu after nearly a decade of experience at Amazon.com where he served in a variety of key leadership roles. Mr. Kilar wrote the original business plan for Amazon’s entry into the video and DVD businesses and ultimately became Vice President and General Manager of Amazon’s North American media businesses, which included the company’s books, music, video, and DVD categories. He later served as Senior Vice President, Worldwide Application Software. Mr. Kilar began his career with The Walt Disney Company, where he worked for Disney Design & Development. Mr. Kilar serves on the boards of Management Leadership for Tomorrow and AdReady, Inc. He received his M.B.A. from the Harvard Business School and graduated Phi Beta Kappa from the University of North Carolina, Chapel Hill, where he studied Business Administration and Journalism & Mass Communication.

Amy B. Lane was an investment banker for 25 years, specializing in the retail industry. Ms. Lane was Founder and Group Leader of the Global Retailing Investment Banking Group of Merrill Lynch & Co. Inc., from 1997 to 2002. She served as Managing Director of Corporate Finance of Salomon

Brothers Inc., specializing in mergers and acquisitions in the retail industry, from 1989 to 1991 and founding and leading its retail-industry investment banking unit from 1991 to 1996. She held various positions with Morgan Stanley & Co. from 1977 to 1989. She is a Director of TJX Companies Inc., the leading off-price retailer of apparel and home fashions in the U.S. and worldwide and a Director of Borders Group Inc., a leading global retailer of books music and movies. Ms. Lane received an M.B.A. in Finance from The Wharton School and a B.S. from the University of Pennsylvania.

Ellen R. Marram has been the president of the Barnegat Group LLC, a business advisory firm, since January 2006. From September 2000 to December 2005, she was a managing director of North Castle Partners, a private equity firm focused on investments in the healthy living and aging sector, where she currently serves as an operating advisor. Ms. Marram served as president and chief executive officer of efdex inc., an Internet food commodities exchange, from August 1999 to May 2000. She previously served as president and chief executive officer of Tropicana Beverage Group from September 1997 until November 1998, and had previously served as President of the Group, as well as executive vice president of The Seagram Company Ltd. and Joseph E. Seagram & Sons, Inc. Before joining Seagram in 1993, she served as president and chief executive officer of Nabisco Biscuit Company and senior vice president of the Nabisco Foods Group from June 1988 until April 1993. Ms. Marram is a member of the board of directors of Ford Motor Company, The New York Times Company, Eli Lilly and Company and Cadbury Schweppes, as well as several private companies. Ms. Marram is also a special advisor to KBL III. She is a member of the Health Executives Leadership Network and serves on a number of non-profit boards including The New York & Presbyterian Hospital, Lincoln Center Theater, Families and Work Institute and Citymeals-on-Wheels. She has served as a Trustee of The Conference Board and the Board of Associates of Harvard Business School. She is a graduate of Wellesley College and earned an M.B.A. from Harvard Business School, and has received Alumni Achievement Awards from both institutions.

Michael A. Sanchezis the chief executive officer of CycleLife, the first vertical lifestyle company for cycling enthusiasts. From 2004 to 2008, Mr. Sanchez was chairman of the international division of Fidelity National Information Services, Inc., a provider of core processing services, card issuer and transaction processing and mortgage-related services to financial institutions, mortgage lenders and servicers. Mr. Sanchez began his entrepreneurial career 33 years ago when he founded Milford Null Modem, Inc., a computer interconnect company. In 1979, he founded Sanchez Computer Associates. He served as its chief executive officer until April 1997 and as its chairman of the board until April 2004 when Sanchez Computer Associates was sold to Fidelity National Information Services. Under his leadership, Sanchez Computer Associates became a global developer, distributor and marketer of financial services software. Mr. Sanchez guided the company through its initial public offering in December 1996, and played a pivotal role in the company’s global expansion in the early 1990s. Mr. Sanchez also served as chief executive officer of e-PROFILE, Inc., the outsourcing division of Sanchez Computer Associates now called SDSI, where he was responsible for that division’s initial organizational growth and development. Mr. Sanchez serves on the board of directors for the Pennsylvania State University at Great Valley, eMoney Advisor, Profile Venture Partners and approximately 20 international subsidiaries of Fidelity National Information Services. Mr. Sanchez attended the University of Connecticut.

Jeanette S. Wagner served as the president and chief executive officer of the International Division of The Estee Lauder Companies Inc. from 1975 to 1998 and as vice chairman of the company until 2002. She is now vice chairman emerita and continues to serve as a consultant to the company. Prior to joining Estee Lauder in 1975, Mrs. Wagner held editorial and management positions with The Hearst Corporation, including Editor-in-Chief of all, International Editions, which she founded, and Director of New Ventures. She was the first female senior editor of The Saturday Evening Post, and an editor of the Chicago Daily News. Ms. Wagner served three terms of a Presidential appointment to the Advisory Committee on Trade Policy and Negotiations and was the U.S. Chair of Group III (WTO Negotiations) of the Trans Atlantic Business Dialogue for 2000-2001. She is Chairman and CEO of Nulli Secundus Associates, a pro bono consulting company. Mrs. Wagner received a B.S. (cum laude) from Northwestern University, and is a graduate of the Advanced Management Program of the Harvard Business School.

Executive Officer and Director Compensation

No executive officer or director has received any compensation for services rendered to us. Commencing on the date of this prospectus through the consummation of our initial business combination, we will pay KBL Healthcare Management, Inc., an affiliate of Drs. Berk and Krauss and Mr. Kaswan, a fee of $10,000 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide Drs. Berk and Krauss and Mr. Kaswan compensation in lieu of a salary. Other than the $10,000 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our initial stockholders, including our officers and directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of our initial business combination. However, such individuals will be reimbursed for any reasonable out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no specified limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors and our audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of ‘‘independent directors,’’ which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that Nomi P. Ghez, Joseph Williamson,                                  and Robert F. Bernstock, constituting a majority of our board, are independent directors as defined in the American Stock Exchange listing standards and applicable SEC regulations. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Nomi P. Ghez, as chairman, Robert F. Bernstock and Joseph Williamson, each of whom is an independent director under the American Stock Exchange’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of ‘‘independent directors’’ who are ‘‘financially literate’’ as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define ‘‘financially literate’’ as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Nomi P. Ghez satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an ‘‘audit committee financial expert,’’ as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Robert F. Bernstock, as chairman and Joseph Williamson, each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business in accordance with applicable Federal securities laws and the rules of the American Stock Exchange. See ‘‘Certain Relationships and Related Transactions – Related Party Policy.’’

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•	Our officers and directors may cause the redemption of our warrants, so long as certain conditions are satisfied, at a time that it may be disadvantageous for you to pay the warrant exercise price, while the private placement warrants owned by such executive officers and directors may be exercised without the payment of cash.

•	The initial shares owned by our officers and directors will be released from escrow only if an initial business combination is successfully completed, and the private placement warrants purchased by our officers, directors and certain of our special advisors and initial stockholders for an aggregate of $3,350,000 and any warrants which they may purchase in this offering or in the aftermarket will expire worthless if an initial business combination is not consummated. Additionally, our initial stockholders, including our officers, directors and special advisors, will not receive liquidation distributions with respect to any of their initial shares. Furthermore, the purchasers of the private placement warrants have agreed that such securities will not be sold or transferred by them until after we have completed an initial business combination. In addition, because our initial stockholders paid only $0.006 per share of common stock, an initial business combination may be profitable for them even if it is unprofitable for our public stockholders. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target is an appropriate business with which to effect an initial business combination.

•	Our executive officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for us and our shareholders since the personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting a target business and consummating an initial business combination in a timely manner.

•	Management may look unfavorably upon or reject an initial business combination with a potential target business whose owners refuse to retain members of our management following the business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor. In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of Drs. Berk and Krauss and Messrs. Kaswan and Sherman has agreed, until the earlier of our initial business combination or our liquidation, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a target business or businesses having a collective fair market value in excess of $113 million, subject to the pre-existing fiduciary and contractual obligations he or she has as described in this prospectus. Each of these individuals has also agreed not to (i) pursue such a business combination opportunity unless and until our board of directors, acting by a majority of disinterested directors, has determined that we will not pursue such business combination opportunity or (ii) enter into a similar agreement with another entity that may conflict with such individual’s obligations pursuant to this right of first review.

Described below are the pre-existing fiduciary and contractual obligations to which our officers and directors are subject:

•	Marlene Krauss has a pre-existing fiduciary obligation to Summer as she is its chairman of the board. Accordingly, due to this affiliation, she has a fiduciary obligation to present potential business opportunities to such entity prior to presenting them to us.

•	As a result of their affiliations with the KBL Funds, Drs. Berk and Krauss and Mr. Kaswan have pre-existing fiduciary obligations that may cause them to have conflicts of interest in determining to which entity they present a specific business opportunity. To the extent that any of these individuals identifies a business opportunity that may be suitable for one of the KBL Funds, they will honor their pre-existing fiduciary obligation to such entity. Accordingly, they may not present opportunities to us that otherwise may be attractive to such entity unless it has declined to accept such opportunities. However, because the KBL Funds have reached the end of their investment period and are no longer seeking new investment opportunities, we do not believe these affiliations will create any actual conflict.

•	Each of Drs. Berk and Krauss and Messrs. Kaswan and Williamson has pre-existing fiduciary and contractual obligations to KBL III. To the extent that any of these individuals identifies a business opportunity that may be suitable for KBL III, they will honor their pre-existing fiduciary obligation to such entity. Accordingly, they may not present opportunities to us that otherwise may be attractive to such entity unless it has declined to accept such opportunities. We have agreed that, unless and until KBL III enters into a definitive agreement for a business combination, or liquidates if earlier, we will not execute a definitive agreement for a business combination with a target business in the healthcare or healthcare related industry.

In addition to the foregoing, Robert F. Bernstock has a pre-existing contractual obligation to The Scotts Miracle-Gro Company pursuant to an employment agreement between Mr. Bernstock and The Scotts Miracle-Gro Company. The Scotts Miracle-Gro Company is a marketer of branded consumer products for lawn and garden care. Pursuant to the employment agreement, until September 2009, Mr. Bernstock has agreed not to engage in any competitive business to The Scotts Miracle-Gro Company. This may limit our ability to consummate an initial business combination in the lawn and garden care industry.

In connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their initial shares in the same manner as a majority of the shares of our common stock voted by the public stockholders. In addition, they have agreed to waive their rights to participate in any liquidation distribution with respect to their initial shares.

To further minimize potential conflicts of interest, we have agreed that we will not acquire an entity with which our management, through their other business activities, is currently having acquisition or investment discussions. We have also agreed not to (i) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our initial stockholders, officers, special advisors, directors, special advisors or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals or (ii) enter into an initial business combination where we acquire less than 100% of a target business and any of our initial stockholders, officers, special advisors, directors, special advisors or their affiliates, or any other blank check company or private equity firm, acquires the remaining portion of such target business, unless, in either case, (a) such transaction is approved by a majority of our disinterested directors and (b) we obtain an opinion from an independent investment banking firm that is a member of FINRA that our initial business combination is fair to our unaffiliated stockholders from a financial point of view. Although certain affiliates of our officers and directors have portfolio companies that may be suitable acquisition candidates for us, we do not have any present intention to enter into an initial business combination with such entities. Furthermore, in no event will any of our initial stockholders, officers, special advisors, directors, special advisors or their affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is).

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals or entities listed below purchase units offered by this prospectus), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of the 3,350,000 private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to Offering			After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
Zachary C. Berk	2,194,428	(3)	50.9%	1,908,198	(3)	10.2%
Marlene R. Krauss	2,194,428	(3)	50.9%	1,908,198	(3)	10.2%
Michael D. Kaswan	1,097,213	(4)	25.4%	954,098	(4)	5.1%
Andrew D. Sherman	396,583	(5) (6)	9.2%	344,854	(5) (6)	1.8%
Elijah W. Berk	198,292	(5)	4.6%	172,428	(5)	*
Joseph A. Williamson	58,333		1.4%	50,724		*
Nomi P. Ghez	52,778		1.2%	45,894		*
Robert F. Bernstock	52,778		1.2%	45,894		*
All directors and executive officers as a group (eight individuals)	4,050,405		93.9%	3,522,090		18.8%

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the individuals is 380 Lexington Avenue, 31st Floor, New York, New York 10168.
(2)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 562,500 shares of common stock held by our initial stockholders.
(3)	Includes (i) 150,000 shares of common stock held by each of the Olivia Jade Berk-Krauss Trust u/a dated July 27, 1998, The Juliana Pearl Berk-Krauss Trust u/a dated July 27, 1998 and the Alexander Maxwell Berk-Krauss Trust u/a dated July 27, 1998, trusts established for the benefit of Dr. Berk’s and Dr. Krauss’s children and (ii) 10,000 shares of common stock held by each of Louis Berk and Samara Fangman, Dr. Berk’s children. The trustee of each of the trusts is Mel Miller. Does not include (i) shares of common stock each may receive in the event that Andrew D. Sherman’s or Elijah W. Berk’s shares do not vest as described below in footnote 5 and (ii) shares of common stock each may receive in the event shares held by Dean Drizin and Sandra Santos do not vest pursuant to restrictions similar to the restrictions on Mr. Sherman’s shares. Dr. Krauss’ shares include those owned by Dr. Berk, her husband, and Dr. Berk’s shares include those owned by Dr. Krauss, his wife.
(4)	Includes 300,000 shares held by Mr. Kaswan’s minor children.

(5)	Of these shares, 1/3 will vest in full upon execution of a definitive agreement for our initial business consummation, 1/3 shall vest upon consummation of a business combination and 1/3 shall vest after 6 months from the consummation of a business combination, provided the individual is still affiliated with us or KBL Healthcare Management Inc. If he is no longer affiliated at such times, shares unvested shall revert in equal amounts to each of Drs. Berk and Krauss and Mr. Kaswan.
(6)	Includes 100,000 shares held by Mr. Sherman’s minor children.

If the size of this offering is increased or decreased, a stock dividend or a repurchase of the initial shares by us, as applicable, would be effected so that the number of shares of common stock owned by our initial stockholders after this offering will be equal to 20% of the total number of shares outstanding after this offering (assuming none of them purchase units in the offering).

Immediately after this offering, our initial stockholders, which include all of our officers and directors, collectively, will beneficially own approximately 20% of the then issued and outstanding shares of our common stock (assuming none of them purchases any units offered by this prospectus). Because of the ownership block held by our initial stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination. None of our initial stockholders, officers, special advisors, directors or their affiliates has indicated any intention to purchase our securities in this offering or additional units or shares of common stock from persons in the open market or in private transactions. However, if a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our initial stockholders, officers, special advisors, directors or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote.

If and to the extent that the underwriters do not exercise all or a portion of the over-allotment option, our initial stockholders will be required to forfeit up to an aggregate of 562,500 shares of common stock. Such individuals will be required to forfeit only a number of shares necessary to maintain their collective 20% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option but without giving effect to any purchase of units by our initial stockholders in this offering.

Transfers by Our Initial Stockholders and Holders of Our Private Placement Warrants

All of the initial shares will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until 180 days after the consummation of our initial business combination. The initial shares may be released from escrow earlier than this date if, within 180 days after we consummate a business combination:

•	the last sales price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30 trading-day period commencing 90 days after the consummation of our initial business combination; or

•	we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

During the escrow period, our initial stockholders have agreed not to sell or transfer their initial shares except (i) to an initial stockholder’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death of an initial stockholder, (iv) pursuant to a qualified domestic relations order or (v) by private sales with respect to up to 33% of the initial shares made at or prior to the consummation of an initial business combination at prices no greater than the price at which the shares were originally purchased; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. If dividends on the initial shares are declared and payable in shares of common stock, such dividends will also be placed in escrow and will be a subject to the voting, transfer and forfeiture arrangements that the initial stockholders have agreed to. If we are unable to effect an initial business combination and liquidate, none of our initial stockholders (or any transferees) will receive any portion of the liquidation proceeds with respect to their initial shares.

Our officers, directors and certain of our special advisors and initial stockholders have committed to purchase the private placement warrants (for a total purchase price of $3,350,000) from us. The purchasers are obligated to purchase the private placement warrants from us on a private placement basis simultaneously with the consummation of this offering. The purchasers will use their own funds to purchase the private placement warrants and will not borrow any funds to make these purchases. The private placement warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the private placement warrants will be exercisable on a cashless basis so long as such warrants are held by such individuals or their permitted transferees. The purchasers of the private placement warrants have agreed that the private placement warrants will not be sold or transferred by them until after we have completed a business combination.

Zachary Berk, Marlene Krauss and Michael Kaswan are our ‘‘promoters’’ as that term is defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In October 2007, we issued 1,437,500 shares of our common stock to each of Zachary Berk, Marlene Krauss and Michael Kaswan, or an aggregate of 4,312,500 shares of our common stock, for an aggregate of $25,000 in cash, at a purchase price of approximately $0.006 per share. In January 2008, Zachary Berk, Marlene Krauss and Michael Kaswan transferred (i) an aggregate of 306,750 shares of common stock to Andrew Sherman, (ii) an aggregate of 203,375 shares of common stock to Elijah Berk, (iii) an aggregate of 400,000 shares of common stock to the minor children of Messrs. Kaswan and Sherman, (iv) an aggregate of 81,350 shares of common stock to Dean Drizin, (v) an aggregate of 69,444 shares of common stock to Joseph Williamson, (vi) an aggregate of 52,778 shares of common stock to Jason Macari and Nomi P. Ghez and (vii) an aggregate of 10,000 shares of common stock to each of Myra Hart, Jerry L. Johnson, Jason Kilar, Amy B. Lane, Ellen Marram, Jeanette Wagner, and Sandra Santos, all at the same purchase price they originally paid for such shares. In March 2008, Zachary Berk and Marlene Krauss transferred (i) 150,000 shares of common stock to each of the Olivia Jade Berk-Krauss Trust u/a dated July 27, 1998, The Juliana Pearl Berk-Krauss Trust u/a dated July 27, 1998 and the Alexander Maxwell Berk-Krauss Trust u/a dated July 27, 1998, trusts established for the benefit of Dr. Berk’s and Dr. Krauss’s children and (ii) 10,000 shares of common stock to each of Louis Berk and Samara Fangman, Dr. Berk’s children, all at the same purchase price they originally paid for such shares. Also in March 2008, Zachary Berk, Marlene Krauss, Michael Kaswan, Andrew Sherman, Elijah Berk, Joseph A. Williamson, Dean Drizin and Jason P. Macari transferred (i) an aggregate of 11,111 shares of common stock to Jerry Johnson, (ii) an aggregrate of 52,778 shares of common stock to Robert F. Bernstock, (iii) an aggregate of 65,556 shares of common stock to Michael Sanchez, (iv) an aggregate of 2,778 shares of common stock to Jason Kilar, (v) an aggregate of 27,778 shares of common stock to Windcrest Partners and (vi) an aggregate of 5,555 shares of common stock to James Gellert, all at the same purchase price they originally paid for such shares.

The following table reflects the current ownership of our outstanding securities:

Name	Number of Shares	Relationship to Us
Zachary C. Berk(1)	862,214	Chairman of the Board
Marlene R. Krauss(1)	862,214	Chief Executive Officer, Secretary and Director
Michael D. Kaswan	797,213	Chief Operating Officer and Director
Andrew D. Sherman	296,583	Executive Vice President
Elijah W. Berk(2)	198,292	Executive Vice President
Olivia Jade Berk-Krauss Trust u/a dated July 27, 1998(3)	150,000	Stockholder
The Juliana Pearl Berk-Krauss Trust u/a dated July 27, 1998(3)	150,000	Stockholder
Alexander Maxwell Berk-Krauss Trust u/a dated July 27, 1998(3)	150,000	Stockholder
Charles Kaswan(4)	100,000	Stockholder
Lauren Kaswan(4)	100,000	Stockholder
Rachel Kaswan(4)	100,000	Stockholder
Dean Drizin	79,317	Stockholder
Michael Sanchez	65,556	Special Advisor
Joseph A. Williamson	58,333	Director
Nomi P. Ghez	52,778	Director
Robert F. Bernstock	52,778	Director
Sylvie Sherman(5)	40,000	Stockholder
Skylar Sherman(5)	30,000	Stockholder
Sadie Sherman(5)	30,000	Stockholder
Windcrest Partners	27,778	Stockholder

Name	Number of Shares	Relationship to Us
Jerry L. Johnson	21,111	Special Advisor
Myra M. Hart	10,000	Special Advisor
Jason Kilar	12,778	Special Advisor
Ellen R. Marram	10,000	Special Advisor
Jeanette S. Wagner	10,000	Special Advisor
Amy B. Lane	10,000	Special Advisor
Sandra Santos	10,000	Stockholder
Louis Berk(6)	10,000	Stockholder
Samara Fangman(6)	10,000	Stockholder
James Gellert	5,555	Stockholder

(1)	Zachary Berk and Marlene Krauss are husband and wife.
(2)	Eli Berk is the son of Zachary Berk and stepson of Marlene Krauss.
(3)	These are trusts established for the benefit of Dr. Berk’s and Dr. Krauss’s children.
(4)	Charles Kaswan, Lauren Kaswan and Rachel Kaswan are the children of Michael Kaswan.
(5)	Sylvie Sherman, Skylar Sherman and Sadie Sherman are the children of Andrew D. Sherman.
(6)	Louis Berk and Samara Fangman are the children of Zachary Berk.

If and to the extent that the underwriters determine not to exercise their over-allotment option in full, our initial stockholders have agreed to forfeit to us up to an aggregate of 562,500 shares of common stock in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we would record the aggregate fair value of the shares forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the shares forfeited and the price paid to us for such forfeited shares (which would be an aggregate total of approximately $3,260 for all 562,500 shares). Upon receipt, such forfeited shares would then be immediately cancelled which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

The holders of the majority of the initial shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing 90 days prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain ‘‘piggy-back’’ registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our officers, directors and certain of our special advisors and initial stockholders have agreed to purchase 3,350,000 private placement warrants (for a total purchase price of $3,350,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the private placement warrants will be delivered to Graubard Miller, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of private placement warrants, at least 24 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering. Graubard Miller will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The private placement warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the private placement warrants will be exercisable on a cashless basis so long as such warrants are held by the purchasers or their permitted transferees. Such individuals have agreed that the private placement warrants will not be sold or transferred by them until after we have completed a business combination. The holders of the majority of these private placement warrants (or underlying shares)

will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate our initial business combination. In addition, these holders have certain ‘‘piggy-back’’ registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

KBL Healthcare Management, Inc., an affiliate of Drs. Berk and Krauss and Mr. Kaswan, has agreed that, commencing on the effective date of this prospectus through the consummation of our initial business combination, it will make available to us office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay KBL Healthcare Management, Inc. $10,000 per month for these services. Dr. Krauss is a managing member, president and 100% owner of KBL Healthcare Management, Inc. Dr. Berk a managing member, secretary and treasurer of KBL Healthcare Management, Inc. and Mr. Kaswan is an employee of KBL Healthcare Management, Inc. As a result, each will benefit from the transaction to the extent of his or her interest in KBL Healthcare Management, Inc. However, this arrangement is solely for our benefit and is not intended to provide Drs. Krauss and Berk and Mr. Kaswan compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by KBL Healthcare Management, Inc. is at least as favorable as we could have obtained from an unaffiliated person.

As of the date of this prospectus, Marlene Krauss and Michael Kaswan have loaned to us an aggregate of $100,000 to cover expenses related to this offering. This loan will be payable without interest on the earlier of December 14, 2008 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed by our board or audit committee or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $10,000 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our initial stockholders, officers or directors, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested ‘‘independent’’ directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested ‘‘independent’’ directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related party policy

Our code of ethics to become effective upon consummation of this offering requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

To further minimize potential conflicts of interest, we have agreed that we will not acquire an entity with which our management, through their other business activities, is currently having acquisition or investment discussions. We have also agreed not to (i) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our initial stockholders, officers, special advisors, directors, special advisors or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals or (ii) enter into an initial business combination where we acquire less than 100% of a target business and any of our initial stockholders, officers, special advisors, directors, special advisors or their affiliates, or any other blank check company or private equity firm, acquires the remaining portion of such target business, unless, in either case, (a) such transaction is approved by a majority of our disinterested independent directors and (b) we obtain an opinion from an independent investment banking firm that is a member of FINRA that the initial business combination is fair to our unaffiliated stockholders from a financial point of view. We have also agreed that, unless and until KBL III enters into a definitive agreement for a business combination or liquidates prior thereto, we will not execute a definitive agreement for an initial business combination with a target business in the healthcare or healthcare related industry.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, officer, or employee.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 70,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 4,312,500 shares of common stock are outstanding, held by 30 stockholders of record. No shares of preferred stock are currently outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation, bylaws and the form of warrant agreement, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 35th day after the date of this prospectus unless Citigroup Global Market Inc. informs us of its decision to allow earlier separate trading, provided that in no event will separate trading of the common stock and warrants begin until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file this Current Report on Form 8-K promptly after the consummation of this offering. The 8-K will provide financial information regarding proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised and closed prior to the filing of the Form 8-K. If the over-allotment option is exercised and closed after our initial filing of a Form 8-K, we will file a second or amended Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if Citi has allowed separate trading of the common stock and warrants prior to the 35th day after the date of this prospectus and we will issue a press release announcing when such separate trading will begin.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders including the election of directors. In connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock in accordance with the majority of the shares of our common stock voted by our public stockholders. In addition, our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock in favor of an amendment to our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. All of our initial stockholders, including all of our officers and directors, also have agreed that they will vote all shares of common stock purchased by them in or after this offering in favor of (i) our initial business combination, and (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence.

We will proceed with our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 40% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

Our board of directors is currently divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected at each annual meeting. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

If we do not consummate our initial business combination within 24 months (or 30 months if a definitive agreement with respect to a proposed business combination has been executed within 24 months) after the date of this prospectus, we will in accordance with our amended and restated certificate of incorporation seek stockholder approval to dissolve, liquidate and windup. We will thereafter dissolve as promptly as practicable and liquidate and distribute to our public stockholders, as part of our plan of distribution, our net proceeds of this offering held in the trust account described in this prospectus, including the deferred underwriting discounts and commissions and any interest (other than that which was previously released to us to fund working capital requirements and net of any income taxes due on such interest which income taxes, if any, shall be paid from the trust account) and any net assets remaining available for distribution to them after payment of liabilities. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Initial Shares

Prior to the date of this prospectus, we issued 4,312,500 shares of common stock to our initial stockholders for $25,000. The initial shares are identical to those included in the units sold in this offering, except that:

•	up to an aggregate of 562,500 initial shares are subject to forfeiture by our initial stockholders to the extent that the over-allotment option is not exercised in full by the underwriters;

•	the initial shares will be placed in an escrow account and are subject to transfer restrictions, as described in this prospectus;

•	the initial stockholders have agreed to vote the initial shares in the same manner as a majority of the shares of our common stock voted by the public stockholders in connection with the vote required to approve our initial business combination;

•	the initial stockholders will not be able to exercise conversion rights with respect to the initial shares;

•	the initial stockholders have agreed to vote the initial shares in favor of our dissolution and liquidation if we fail to consummate a business combination within 24 months (or 30 months if a definitive agreement with respect to a proposed business combination has been executed within 24 months) after the date of this prospectus; and

•	the initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the initial shares if we fail to consummate a business combination.

Preferred Stock

As of the consummation of this offering, our amended and restated certificate of incorporation will authorize the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, our amended and restated certificate of incorporation prohibits us, prior to our initial business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of our initial business combination; and

•	one year after the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire four years after the date of this prospectus at 5:00 p.m., New York City time.

We may call the warrants for redemption (including the private placement warrants):

•	in whole and not in part,

•	at a price of $0.01 per warrant at any time while the warrants are exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•	if, and only if, the reported last sale price of the common stock equals or exceeds 13.75 per share, for any 20 trading days within a 30 trading-day period ending on the third business day prior to the notice of redemption to warrant holders.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and a prospectus is available for use throughout the 30-day redemption period.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a ‘‘cashless basis,’’ although the public stockholders are not eligible to do so at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The right to exercise the warrants will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

We have established the above conditions to our exercise of redemption rights to:

•	provide warrant holders with adequate notice of redemption;

•	permit redemption only after the then-prevailing common stock price is substantially above the warrant exercise price; and

•	ensure a sufficient differential between the then-prevailing common stock price and the warrant exercise price exists so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If we call the warrants for redemption as described above, we have agreed to allow the purchasers of the private placement warrants and their permitted transferees to exercise the private placement warrants on a ‘‘cashless basis.’’ If the holders take advantage of this option, they would pay the exercise price by surrendering their private placement warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the private placement warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of the warrants. The reason that we have agreed that the private placement warrants will be exercisable in connection with a redemption on a cashless basis so long as they are held by our officers and directors and their permitted transferees is because it is not known at this time whether they will be affiliated with us following an initial business combination. If they are, their ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised (or if required by us, exercised on a cashless basis). The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants, including the private placement warrants, will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants included in the units offered hereby is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private Placement Warrants

The terms of the private placement warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the private placement warrants will be exercisable on a cashless basis so long as they are still held by such purchasers or their permitted transferees. The purchasers of the private placement warrants have agreed not to sell or otherwise transfer the private placement warrants until after we have completed our initial business combination. In the event of a liquidation prior to our initial business combination, the private placement warrants will expire worthless.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

Staggered board of directors

Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, will provide that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer, our chairman or secretary.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the 60th day and not earlier than the close of business on the 90th day, prior to the meeting. For any annual meeting of stockholders for which less than 60 days notice or public disclosure of the date of the annual meeting is given or made to stockholders, a stockholder’s notice shall be timely if delivered to or mailed and received at our principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, will provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Shares Eligible for Future Sale

Immediately after this offering, we will have 18,750,000 shares of common stock outstanding, or 21,562,500 shares if the over-allotment option is exercised in full. Of these shares, the 15,000,000 shares sold in this offering, or 17,250,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares that might be purchased by any of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

The initial shares have been placed in escrow and will not be transferable, subject to certain exceptions described in this prospectus, until 180 days after the consummation of our initial business combination and will be released prior to that date only if, following our initial business combination, (i) the last sales price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30 trading-day period commencing 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

Under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 187,500 shares immediately after this offering (or 215,625 if the over-allotment option is exercised in full); or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act reporting requirements for at least three months before the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the initial stockholders and the holders of the private placement warrants will be able to sell the initial shares and private placement warrants pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the private placement warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing 90 days prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private placement warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain ‘‘piggy-back’’ registration rights with respect to registration statements filed subsequent to our consummation of an initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We have applied to have our units listed on the American Stock Exchange under the symbol ‘‘KBA.U’’ and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols ‘‘KBA’’ and ‘KBA.WS,’’ respectively.

Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Sections 101(c) and 101(d) of the American Stock Exchange Company Guide, which consist of the following:

•	stockholders equity of at least $4.0 million;

•	total market capitalization of at least $50.0 million;

•	aggregate market value of publicly held shares of at least $15.0 million;

•	minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and

•	a minimum market price of $2.00 per unit.

UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income and estate tax consequences to an investor of the acquisition, ownership and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased by the investor pursuant to this offering. This discussion assumes that holders of our securities will hold our securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’). This discussion does not address all aspects of U.S. federal taxation that may be relevant to a holder of our securities in light of that holder’s particular circumstances. In addition, this discussion does not address (a) U.S. estate or gift tax laws except to the limited extent set forth below, (b) state, local or non-U.S. tax consequences, or (c) the special tax rules that may apply to certain investors, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, governments or agencies or instrumentalities thereof, regulated investment companies, real estate investment trusts, S corporations, taxpayers whose functional currency is not the U.S. dollar, U.S. expatriates or former long-term residents of the U.S., or investors that acquire, hold, or dispose of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of entities treated as partnerships for U.S. federal income tax purposes or other pass-through entities or persons who hold our securities through such entities. The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our securities through such entities should consult their own tax advisors.

This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the U.S. Internal Revenue Service (‘‘IRS’’), all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this prospectus, the term ‘‘U.S. person’’ means a person that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the U.S., (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this discussion, the term ‘‘U.S. holder’’ means a beneficial owner of our securities that is a U.S. person and the term ‘‘non-U.S. holder’’ means a beneficial owner of our securities (other than an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. person.

This discussion is only a summary of certain material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. Each prospective investor in our securities is urged to consult its own tax advisors with respect to the particular tax consequences to it of the acquisition, ownership and disposition of our securities, including the effect of any federal tax laws other than income and estate tax laws, any state, local, or non-U.S. tax laws, and any applicable tax treaty.

General

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for a unit between the share of common stock and the warrant included in that unit based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

The foregoing treatment of the common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the U.S. federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units is accepted for U.S. federal tax purposes.

U.S. Holders

Taxation of Distributions

If we pay cash distributions to U.S. holders of shares of our common stock, the distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under ‘‘U.S. Holders – Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock’’ below.

Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the applicable holding period requirements are satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of the limitation on the deduction of investment interest), if the applicable holding period requirements are satisfied, dividends we pay to a non-corporate U.S. holder generally will constitute ‘‘qualified dividends’’ that will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2010, after which the tax rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is substantial uncertainty as to whether the conversion rights with respect to the common stock, described above under ‘‘Proposed Business – Effecting a Business Combination – Conversion Rights’’, may suspend the running of the applicable holding period with respect to the dividends received deduction or the capital gains tax rate on qualified dividends, as the case may be.

Possible Constructive Dividends

If an adjustment is made to the number of shares of common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the U.S. holder of the warrant. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the U.S. holders of shares of our common stock.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, taxable exchange, or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock may suspend the running of the applicable holding period for this purpose. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock and the warrant included in the unit) and (ii) the U.S. holder’s adjusted tax basis in the common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15% for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20%. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Conversion of Common Stock

In the event that a U.S. holder converts our common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If that redemption qualifies as a sale of common stock by the U.S. holder for federal income tax purposes, the U.S. holder will be treated as described under ‘‘U.S. Holders – Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock’’ above. If that redemption does not qualify as a sale of common stock for federal income tax purposes, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether that redemption qualifies for sale treatment will depend largely on the percentage of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is ‘‘substantially disproportionate’’ with respect to the U.S. holder, (2) results in a ‘‘complete termination’’ of the U.S. holder’s interest in us or (3) is ‘‘not essentially equivalent to a dividend’’ with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include the common stock issuable upon exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the conversion of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the conversion. There will be a complete termination of a U.S. holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the U.S. holder are converted or (2) all of the shares of our stock actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a ‘‘meaningful reduction’’ of the U.S. holder’s proportionate interest in us.

Whether the conversion will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a ‘‘meaningful reduction.’’

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described under ‘‘U.S. Holders – Taxation of Distributions’’, above. After the application of those rules, any remaining tax basis of the U.S. holder in the converted common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Persons who actually or constructively own 5% (or, if our stock is not then publicly traded, 1%) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such persons should consult with their own tax advisors in that regard. A U.S. holder should consult with its own tax advisors as to the tax consequences to it of an exercise of the conversion right.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder will not be required to recognize taxable gain or loss by reason of its exercise of a warrant. The U.S. holder’s tax basis in the share of our common stock it receives upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under ‘‘— General’’) and the exercise price (i.e., initially $7.50 per share of our common stock). The U.S. holder’s holding period for the share of our common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant.

The tax consequences of a cashless exercise of warrants are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s tax basis in the common stock received would equal the U.S. holder’s tax basis in the warrants used to effect the cashless exercise. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the common stock received would be treated as commencing on the date following the date of exercise (or possibly on the date of exercise) of the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the common stock received would include the holding period of the warrants.

It is also possible that a cashless exercise of warrants could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered a number of warrants having a fair market value equal to the exercise price for the number of warrants deemed exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to pay the exercise price and the U.S. holder’s tax basis in the warrants deemed surrendered. Provided that the warrants were held by the U.S. holder for more than one year at the time of such exercise, any such gain or loss would be long-term capital gain or loss. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed exercised. A U.S. holder’s holding period for the common stock would commence on the date following the date of exercise (or possibly on the date of exercise) of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise of warrants.

Sale, Taxable Exchange, Redemption or Expiration of a Warrant

Upon a sale, taxable exchange (other than by exercise), or redemption of a warrant, a U.S. holder will recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the common stock included in the unit) and (ii) the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under ‘‘— General’’). Upon expiration of a warrant (whether or not held as part of a unit at the time of expiration), a U.S. holder will recognize a loss in an amount equal to the U.S. holder’s tax basis in the warrant (determined as described in the preceding sentence). Any such gain or loss would generally be treated as capital gain or loss and will be long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical securities.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions we make to a non-U.S. holder of our common stock (including any constructive distributions treated as dividends on the warrants as described in ‘‘— U.S. Holders – Possible Constructive Dividends’’, above), to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S., generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under ‘‘Non-U.S. Holders – Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants’’ below. In addition, if we determine that we are likely to be classified as a ‘‘United States real property holding corporation’’ (see ‘‘Non-U.S. Holders – Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants’’ below), we will withhold 10% of any distribution that exceeds our current and accumulated earnings and profits, which withheld amount may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s federal income tax liability.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the U.S. (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate tax rates applicable to U.S. persons. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a ‘‘branch profits tax’’ at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under ‘‘U.S. Holders – Exercise of a Warrant’’ above and the U.S. federal income tax treatment of a non-U.S. holder’s gain recognized from a cashless exercise of a warrant will generally correspond to the U.S. federal income tax treatment of a non-U.S. holder’s gain recognized upon a sale or other taxable disposition of a warrant, described under ‘‘–Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants’’, below.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the U.S. (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a ‘‘United States real property holding corporation’’ for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition or the non-U.S. holder’s holding period for the security disposed of, and, generally, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than 5% of our common stock or warrants, as applicable, at any time during the shorter of the five year period ending on the date of disposition or the non-U.S. holder’s holding period for the security disposed of. Special rules may apply to the determination of this 5% threshold in the case of a non-U.S. holder of a warrant, and non-U.S. holders of warrants should consult their own tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable tax treaty provides otherwise, gain described in the first and third bullet points above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional ‘‘branch profits tax’’ at a 30% rate. Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30% U.S. federal income tax. The gross proceeds from transactions that generate gains described in the third bullet point above will generally be subject to a 10% withholding tax, which may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s federal income tax liability. Non-U.S. holders should consult any income tax treaties applicable to them, as those treaties may provide for different rules.

Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination. We will be classified as a United States real property holding corporation if the fair market value of our ‘‘United States real property interests’’ equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for federal income tax purposes.

Conversion of Common Stock

The characterization for U.S. federal income tax purposes of a non-U.S. holder’s conversion of our common stock into a right to receive cash pursuant to an exercise of a conversion right generally will correspond to the U.S. federal income tax characterization of the exercise of such a conversion right by a U.S. holder, as described under ‘‘U.S. Holders – Conversion of Common Stock’’ above, and the consequences of the conversion to the non-U.S. holder will be as described above under ‘‘Non-U.S. Holders – Taxation of Distributions’’ and ‘‘Non-U.S. Holders – Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants,’’ as applicable.

Federal Estate Tax

Shares of our common stock or warrants owned or treated as owned by an individual who is not a U.S. citizen or a resident of the U.S. (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in the individual’s gross estate for U.S. federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each holder the amount of dividends or other distributions we pay to such holder on our shares of common stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The gross amount of dividends and proceeds from the disposition of our securities paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to information reporting and backup withholding at the applicable rate (currently 28%).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by a non-U.S. holder of common stock or warrants outside the U.S. through a foreign office of a foreign broker that does not have certain specified connections to the U.S. However, if a non-U.S. holder sells common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of its status as a non-U.S. holder or such non-U.S. holder is an exempt recipient. Information reporting (but not backup withholding) also would apply if a non-U.S. holder sells common stock or warrants through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the U.S., unless in any such case the broker has documentary evidence that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against the holder’s U.S federal income tax liability, if any, if the required information is furnished to the IRS in a timely manner.

UNDERWRITING

Citigroup Global Markets Inc. is acting as sole bookrunning manager of the offering and representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriters	Number of Units
Citigroup Global Markets Inc.
Lazard Capital Markets LLC*
EarlyBirdCapital, Inc.
15,000,000
*	Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith.

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the underwriters’ over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $                 per unit. If all of the units are not sold to the public at the initial offering price, the representative may change the public offering price and the other selling terms. Citigroup Global Markets Inc. has advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We have granted to the underwriters an option, exercisable for 30 days after the date of this prospectus, to purchase up to 2,250,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment.

We, and our officers and directors, have agreed that, for a period of 180 days after the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, transfer, pledge, dispose of or hedge, directly or indirectly, any of our units, warrants, shares or any other securities convertible into or exchangeable for our common stock. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

All of our initial stockholders, including all of our officers and directors, will place their initial shares and private placement warrants into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as (i) transfers to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death of a holder, (iv) pursuant to a qualified domestic relations order or (v) by private sales with respect to up to 33% of the initial shares made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement), the initial shares will not be offered, sold, contracted to sell, transferred, pledged, disposed of or hedged until 180 days after our consummation of a business combination or earlier if, following a business combination, (i) the last sales price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30 trading-day period commencing 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The private placement warrants will not be offered, sold, contracted to sell, transferred, pledged, disposed of or hedged until after we consummate our initial business combination.

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a ‘‘relevant member state’’), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the ‘‘relevant implementation date’’), an offer of our units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to our units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a ‘‘qualified investor’’ within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an ‘‘offer of units to the public’’ in relation to any units in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units as the expression may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state, and the expression ‘‘Prospectus Directive’’ means Directive 2003/71 /EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (‘‘Qualified Investors’’) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the ‘‘Order’’) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as ‘‘relevant persons’’). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers.

The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France, or

•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier, or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties, or

•	in a transaction that, in accordance with article L.411-2-11-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the representative. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We have applied to have the units listed on the American Stock Exchange under the symbol ‘‘KBA.U’’ and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols ‘‘KBA’’ and ‘‘KBA.WS,’’ respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by KBL Healthcare Acquisition Corp. IV
	No Exercise	Full Exercise
Per Unit	$0.70	$0.70
Total	$10,500,000	$12,075,000

The amounts paid by us in the table above include $5,625,000 in deferred underwriting discounts and commissions (or approximately $6,468,750 if the over-allotment option is exercised in full), an amount equal to 3.75% of the gross proceeds of this offering, which will be placed in the trust account until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders.

In connection with the offering, Citigroup Global Markets Inc., on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. ‘‘Covered’’ short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters, may also make ‘‘naked’’ short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Pursuant to Regulation M promulgated under the Securities Exchange Act, the distribution will end and this offering will be completed when all of the units, including any over-allotted units, have been distributed. Since the underwriters have agreed that Citigroup Global Markets Inc. may only exercise the over-allotment option on their behalf to cover any short position that they may have, exercise of the over-allotment option by the underwriters will not affect the completion of the distribution.

We estimate that our portion of the total expenses of this offering payable by us will be $625,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. Citigroup Global Markets Inc. acted as sole bookrunning manager and representative of the underwriters in the initial public offering of KBL Acquisition Corp. III, an affiliate of ours. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. Citigroup Global Markets Inc. may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Citigroup Global Markets Inc. will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

Graubard Miller, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. Bingham McCutchen LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by McGladrey & Pullen, LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of McGladrey & Pullen, LLP are included in reliance upon their report given upon the authority of McGladrey & Pullen, LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

KBL Acquisition Corp. IV
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
    KBL Acquisition Corp. IV

We have audited the accompanying balance sheet of KBL Acquisition Corp. IV (a corporation in the development stage) as of December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from October 4, 2007 (inception) to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KBL Acquisition Corp. IV as of December 31, 2007, and the results of its operations and its cash flows for the period from October 4, 2007 (inception) to December 31, 2007 in conformity with United States generally accepted accounting principles.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
New York, New York
January 31, 2008; except for the third, fourth, fifth and sixth paragraphs of Note 1, the second paragraph of Note 2, the third paragraph of Note 5, and Note 8, as to which the date is March 13, 2008.

KBL Acquisition Corp. IV
(a corporation in the development stage)

Balance Sheet

December 31, 2007
ASSETS
Current assets – Cash	$100,000
Subscription receivable	12,500
Total current assets	112,500
Deferred offering costs (Note 3)	12,500
Total assets	$125,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$1,210
Note payable to initial stockholders (Note 4)	100,000
Total liabilities	$101,210
Commitments (Note 5)
Stockholders’ equity
Preferred stock, $.0001 par value
Authorized 1,000,000 shares; none issued and outstanding
Common stock, $.0001 par value
Authorized 70,000,000 shares
Issued and outstanding 4,312,500 shares	431
Additional paid-in capital	24,569
Deficit accumulated during the development stage	(1,210)
Total stockholders’ equity	23,790
Total liabilities and stockholders’ equity	$125,000

See Notes to Financial Statements.

KBL Acquisition Corp. IV
(a corporation in the development stage)

Statement of Operations

For the period October 4, 2007 (inception) to December 31, 2007
Formation and other costs	$1,210
Net loss	$(1,210)
Weighted average shares outstanding	4,312,500
Net loss per share	$(0.00)

See Notes to Financial Statements.

KBL Acquisition Corp. IV
(a corporation in the development stage)

Statement of Stockholders’ Equity

For the period October 4, 2007 (inception) to December 31, 2007

	Common Stock		Addition paid-in capital	Deficit Accumulated During the Development Stage	Stockholders’ Equity
	Shares	Amount
Issuance of common stock to initial stockholders in October 2007 at approximately $.006 per share	4,312,500	$431	$24,569	$—	$25,000
Net Loss				(1,210)	(1,210)
Balance at December 31, 2007	4,312,500	$431	$24,569	$(1,210)	$23,790

See Notes to Financial Statements

KBL Acquisition Corp. IV
(a corporation in the development stage)

Statement of Cash Flows

For the period October 4, 2007 (inception) to December 31, 2007

Cash flows from operating activities

Net loss	$(1,210)
Increase in accrued expenses	1,210
Net cash used in operating activities	—
Cash flows from financing activities
Sale of shares of common stock to founding stockholders	12,500
Proceeds from note payable to stockholder	100,000
Payment of costs relating to proposed public offering	(12,500)
Net cash provided by financing activities	100,000
Net increase in cash	100,000
Cash at beginning of period	—
Cash at end of period	$100,000
Supplemental schedule of non-cash financing activity:
Subscription receivable for shares of common stock	$12,500

See Notes to Financial Statements

KBL Acquisition Corp. IV
(a corporation in the development stage)

Notes to Financial Statements

1.	Organization and Business Operations

KBL Acquisition Corp. IV (the ‘‘Company’’) was incorporated in Delaware on October 4, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the healthcare or consumer industries.

At December 31, 2007, the Company had not yet commenced any operations. All activity through December 31, 2007 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 15,000,000 units (‘‘Units’’) which is discussed in Note 2 (‘‘Proposed Offering’’). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business in the healthcare or consumer industries (‘‘Business Combination’’). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least approximately $9.85 per Unit sold in the Proposed Offering will be held in a trust account (‘‘Trust Account’’) and invested in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 that only invest in government securities having a maturity of 180 days or less until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, providers of financing, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The Company’s Chairman of the Board, the Chief Executive Officer and the Chief Operating Officer have agreed that they will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors, providers of financing, service providers or other entities that are owed money by the Company for services rendered to or contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $2,150,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements and additional funds may be released to fund tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 40% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (‘‘Initial Stockholders’’), have agreed to vote their 4,312,500 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (‘‘Public Stockholders’’) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares; provided that, a Public Stockholder, together with any affiliate of his or any other

KBL Acquisition Corp. IV
(a corporation in the development stage)

Notes to Financial Statements

person with whom he is acting in concert or as a ‘‘group,’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in the Proposed Offering. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock sold in the Proposed Offering at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 39.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company’s Certificate of Incorporation will be amended prior to the Proposed Offering to provide that if the Company has not completed a Business Combination within 24 months (or 30 months if a definitive agreement with respect to a proposed Business Combination has been executed within 24 months) after the date Company's final prospectus related to the Proposed Offering the Company will dissolve and liquidate for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

Deferred Income Taxes—

Deferred income taxes are provided for the differences between bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of temporary differences, aggregating approximately $411. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at December 31, 2007.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Loss Per Share—

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Use of Estimates—

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements—

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.	Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 15,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 2,250,000 Units solely to cover

KBL Acquisition Corp. IV
(a corporation in the development stage)

Notes to Financial Statements

over-allotments, if any). Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant (‘‘Warrants’’). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing the later of the completion of a Business Combination and one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may redeem the Warrants, at a price of $.01 per Warrant upon 30 days’ notice while the Warrants are exercisable, only in the event that the last sale price of the common stock is at least $13.75 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 7% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that 3.75% of the underwriting discounts will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination.

3.	Deferred Offering Costs

Deferred offering costs consist principally of legal fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the receipt of the capital raised or charged to operations if the proposed offering is not completed.

4.	Note Payable, Stockholder

The Company issued an unsecured promissory note in an aggregate principal amount of $100,000 to two of the Initial Stockholders on December 14, 2007. The notes are non-interest bearing and are payable on the earlier of December 14, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.

5.	Commitments and Related Party Transactions

The Company presently occupies office space provided by an affiliate of three of the Initial Stockholders. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $10,000 per month for such services commencing on the effective date of the Proposed Offering.

Pursuant to letter agreements to be entered into with the Company and the underwriters, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

The Company’s officers, directors and certain special advisors and initial stockholders have committed to purchase a total of 3,350,000 Warrants (‘‘Insider Warrants’’) at $1.00 per Warrant (for an aggregate purchase price of $3,350,000) privately from the Company. These purchases will take place

KBL Acquisition Corp. IV
(a corporation in the development stage)

Notes to Financial Statements

simultaneously with the consummation of the Proposed Offering. The Company believes that the purchase price of the Insider Warrants will be at or above the fair value of such warrants as of the purchase date. All of the proceeds received from these purchases will be placed in the Trust Account. The Insider Warrants to be purchased by such purchaser will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that if the Company calls the Warrants for redemption, the Insider Warrants may be exercisable on a ‘‘cashless basis,’’ at the holder’s option, so long as such securities are held by such purchaser or her affiliates. Furthermore, the purchaser has agreed that the Insider Warrants will not be sold or transferred by her until after the Company has completed a Business Combination.

The Initial Stockholders and the holders of the Insider Warrants (or underlying securities) will be entitled to registration rights with respect to their founding shares or Insider Warrants (or underlying securities) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Insider Warrants (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Insider Warrants (or underlying securities) have certain ‘‘piggy-back’’ registration rights on registration statements filed after the Company’s consummation of a Business Combination.

The Company has also agreed to pay the fees and issue the securities to the underwriters in the Proposed Offering as described in Note 2 above.

6.	Common Stock

In October 2007, 4,312,500 shares were issued to the Initial Stockholders. As of December 31, 2007, the Company had a subscription receivable in the amount of $12,500 for 2,156,250 of these shares. The payment of the subscription receivable was received by the Company on January 23, 2008. Such shares were purchased at an average purchase price of approximately $0.006 per share. If the over-allotment option is not exercised in full, the Initial Stockholders will forfeit the number of shares necessary to cause the Initial Stockholders to maintain a 20% ownership of the common shares after the Proposed Offering. The Initial Stockholders will forfeit up to 562,500 shares to the extent that the underwriters’ over-allotment is not exercised.

7.	Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

8.	Subsequent Event

In March 2008, the Company and the underwriters amended certain terms of the proposed offering. All disclosures herein reflect the amended terms.

$150,000,000

KBL Acquisition Corp. IV

15,000,000 Units

PROSPECTUS

                     , 2008

Citi

Lazard Capital Markets	EarlyBirdCapital, Inc.

Until                 , 2008 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000	(1)
SEC Registration Fee	11,864
NASD filing fee	30,688
American Stock Exchange filing and listing fee	80,000
Accounting fees and expenses	50,000
Printing and engraving expenses	100,000
Directors & Officers liability insurance premiums	115,000	(2)
Legal fees and expenses	305,000
Miscellaneous	46,448	(3)
Total	$740,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.
(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.
(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

‘‘Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)    To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)    Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)    For purposes of this section, references to ‘‘the corporation’’ shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)    For purposes of this section, references to ‘‘other enterprises’’ shall include employee benefit plans; references to ‘‘fines’’ shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to ‘‘serving at the request of the corporation’’ shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner ‘‘not opposed to the best interests of the corporation’’ as referred to in this section.

(j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).’’

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Ninth of our amended and restated certificate of incorporation provides:

‘‘The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.’’

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

(a)    During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Zachary Berk	1,437,500
Marlene Krauss	1,437,500
Michael Kaswan	1,437,500

Such shares were issued on October 4, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated and accredited individuals. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.007 per share.

In January 2008, Zachary Berk, Marlene Krauss and Michael Kaswan transferred (i) an aggregate of 306,750 shares of common stock to Andrew Sherman, (ii) an aggregate of 203,375 shares of common stock to Elijah Berk, (iii) an aggregate of 400,000 shares of common stock to the minor children of Messrs. Kaswan and Sherman, (iv) an aggregate of 81,350 shares of common stock to Dean Drizin, (v) an aggregate of 69,444 shares of common stock to Joseph Williamson, (vi) an aggregate of 52,778 shares of common stock to Jason Macari and Nomi P. Ghez and (vii) an aggregate of 10,000 shares of common stock to each of Myra Hart, Jerry L. Johnson, Jason Kilar, Amy B. Lane, Ellen Marram, Jeanette Wagner, and Sandra Santos, all at the same purchase price they originally paid for such shares. In March 2008, Zachary Berk and Marlene Krauss transferred (i) 150,000 shares of common stock to each of the Olivia Jade Berk-Krauss Trust u/a dated July 27, 1998, The Juliana Pearl Berk-Krauss Trust u/a dated July 27, 1998 and the Alexander Maxwell Berk-Krauss Trust u/a dated July 27, 1998, trusts established for the benefit of Dr. Berk’s and Dr. Krauss’s children and (ii) 10,000 shares of common stock to each of Louis Berk and Samara Fangman, Dr. Berk’s children, all at the same purchase price they originally paid for such shares. Also in March 2008, Zachary Berk, Marlene Krauss, Michael Kaswan, Andrew Sherman, Elijah Berk, Joseph A. Williamson, Dean Drizin and Jason P. Macari transferred (i) an aggregate of 11,111 shares of common stock to Jerry Johnson, (ii) an aggregate of 52,778 shares of common stock to Robert F. Bernstock, (iii) an aggregate of 65,556 shares of common stock to Michael Sanchez, (iv) an aggregate of 2,778 shares of common stock to Jason Kilar, (v) an aggregate of 27,778 shares of common stock to Windcrest Partners and (vi) an aggregate of 5,555 shares of common stock to James Gellert, all at the same purchase price they originally paid for such shares.

In addition, our officers, directors and certain of our special advisors and initial stockholders have committed to purchase from us 3,350,000 warrants at $1.00 per warrant (for an aggregate purchase price of $3,350,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.    Exhibits and Financial Statement Schedules.

(a)    The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation.*
3.2	By-laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Graubard Miller.*
10.1	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Dr. Zachary Berk.*
10.2	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Marlene Krauss, M.D.*
10.3	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Michael Kaswan.*
10.4	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Nomi P. Ghez.*
10.5	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Joseph Williamson.*
10.6	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Andrew Sherman.*
10.7	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Elijah Berk.*
10.8	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc. and each of Myra Hart, Ellen Marram, Jason Kilar, Jeanette Wagner, Jerry L. Johnson, Amy B. Lane, Michael Sanchez, Dean Drizin, Sandra Santos, Charles Kaswan, Lauren Kaswan, Rachel Kaswan, Skylar Sherman, Sadie Sherman and Sylvie Sherman.*
10.9	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.10	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.*
10.11	Form of Letter Agreement between KBL Healthcare Management, Inc. and Registrant regarding office space and administrative services.*
10.12	Promissory Note issued to Marlene Krauss and Michael Kaswan.*
10.13	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*
10.14	Subscription Agreement among the Registrant, Graubard Miller and each of Zachary Berk, O.D., Marlene Krauss, M.D., Michael Kaswan, Nomi Ghez, Robert F. Bernstock, Jerry Johnson, Amy Lane, Windcrest Partners, James Gellert, Michael Sanchez and Joseph Williamson.*
10.15	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Robert F. Bernstock.*
14	Form of Code of Ethics.*
23.1	Consent of McGladrey & Pullen, LLP.
23.2	Consent of Graubard Miller (included in Exhibit 5.1).*
24	Power of Attorney (included on signature page of this Registration Statement).
99.1	Form of Audit Committee Charter.*
99.2	Form of Nominating Committee Charter.*

*	To be filed by amendment.

Item 17.    Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of April, 2008.

KBL ACQUISITION CORP. IV
By:	/s/ Marlene Krauss, M.D.
Name: Marlene Krauss, M.D.
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Zachary Berk, Marlene Krauss, M.D. and Michael Kaswan his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Dr. Zachary Berk	Chairman of the Board	April 18, 2008

Dr. Zachary Berk

/s/ Marlene Krauss, M.D.	Chief Executive Officer, Secretary and Director (Principal Executive Officer)	April 18, 2008

Marlene Krauss, M.D.

/s/ Michael Kaswan	Chief Operating Officer and Director (Principal Financial and Accounting Officer)	April 18, 2008

Michael Kaswan

/s/ Nomi P. Ghez	Director	April 18, 2008

Nomi P. Ghez

/s/ Joseph Williamson	Director	April 18, 2008

Joseph Williamson

/s/ Robert F. Bernstock	Director	April 18, 2008

Robert F. Bernstock